Exhibit T3C

TRUST INDENTURE

Among

AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA
(“AVIANCA S.A. or the “COMPANY”), AS ISSUER,

THE COMPANY’S WHOLLY-OWNED SUBSIDIARY, AVIANCA, INC.,
AS GUARANTOR (the “GUARANTOR”),

And

THE BANK OF NEW YORK, AS TRUSTEE (the “TRUSTEE”)

For

     UNITED STATES DOLLAR DENOMINATED NOTES OF THE COMPANY DUE APRIL 30, 2011

Dated as of ________________.

i

ii

EXHIBIT A

(Face of Security) A-1

(Reverse Side of Security) A-2

EXHIBIT B

Prepayment Formula

EXHIBIT C

Subordination Agreement

iii

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10

(a)(2)	7.10

(a)(3)	N.A.

(a)(4)	N.A.

(a)(5)	N.A.

(b)	7.08; 7.10

(c)	N.A.

311(a)	7.11

(b)	7.11

(c)	N.A.

312(a)	2.05

(b)	10.02

(c)	N.A.

313(a)	7.06

(b)(1)	N.A.

(b)(2)	7.06

(c)	7.06

(d)	7.06

314(a)(1)	4.02

(a)(2)	10.01

(a)(4)	4.03

(b)	N.A.

(c)	2.02; 7.02(b); 8.01(3)

(d)	N.A.

(e)	4.03; 12.04

(f)	4.03

315(a)(1)	6.05; 7.01(b)(1)

(a)(2)	7.01(b)(2)

(b)	7.05; 12.01

(c)	7.01(a)

(d)(1)	7.01(b)

(d)(2)	7.01(c)(2)

(d)(3)	6.05; 7.01(c)(3)

(e)	6.09

316(a) (last sentence)	2.09

TIA Section	Indenture Section
(a)(1)(A)	6.05

(a)(1)(B)	6.04

(a)(2)	N.A.

(b)	6.07

(c)	9.04

317(a)(1)	6.03

(a)(2)	6.10

(b)	2.04

318(a)	1.04

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     INTRODUCTION: THIS TRUST INDENTURE (the “Indenture”) is made and entered into, effective as of            (the “Effective Date”), by and between Aerovias Nacionales De Colombia S.A. Avianca (“Avianca S.A.” or the “Company”), a sociedad anónima (similar to a corporation) organized under the laws of the Republic of Colombia, as issuer, the Company’s wholly-owned subsidiary, Avianca, Inc., a corporation organized under the laws of the State of New York, as guarantor (the “Guarantor”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”). (The Company, the Guarantor, the Trustee, and such other Persons (as hereinafter defined) as become signatories to this Indenture, directly or by way of amendment, collectively, are herein sometimes referred to as the “Parties,” and, individually, are herein sometimes referred to as a “Party”).

WITNESSETH:

     PREAMBLE: FOR GOOD AND VALUABLE CONSIDERATION (the receipt, sufficiency, and adequacy of which are hereby acknowledged), each Party agrees as follows for the benefit of each other Party and for the proportionate and ratable benefit of each and every of the Holders (as hereinafter defined) of the Company’s United States dollar denominated notes due Aril 30, 2011 (the “Dollar Notes” or the “Securities”), all of such Holders being expressly intended as third-party beneficiaries of this Indenture:

ARTICLE 1.
DEFINITIONS AND RULES OF CONSTRUCTION;
APPLICABILITY OF THE TRUST INDENTURE ACT.

     Section 1.01 Definitions.

     In addition to other capitalized terms defined in other provisions of this Agreement, the following capitalized terms have the following respective meanings:

     “Acceleration Amount” means, without duplication, the sum of (a) all past due payments of Principal and all accrued and unpaid interest on the Securities to the date of the Event of Default, plus (b) the Change in Control Amount, with the date of the Event of Default substituted for the Change in Control Date for purposes of determining such amount.

     “Affiliate” means, as applied to any entity, any of the following: (i) any person or entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of such entity; (ii) any person or entity twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity or by another entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of such entity; (iii) any person or entity whose business is operated under a lease or operating agreement by such entity, or any entity substantially all of whose property is operated under an operating agreement with such entity; (iv) any person or entity that operates the business or substantially all of the property of such entity under a lease or operating agreement; (v) any person or entity that controls, is controlled by, or is under common control with such entity, “control” being defined as the power to direct or cause the direction of the management and policies of the relevant entity, whether through holding ownership interests, through agreements or otherwise; (vi) any partnership in which such entity is a general partner; (vii) any officer, director, general partner, or person in control (as defined above) of the foregoing items (i) through (vi); or (viii) any relative of the foregoing.

     “Agent” means any Registrar or any Disbursing or Paying Agent (as such respective terms are defined in Section 2.03 hereof).

     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     “Board” means the Board of Directors of the Person in question or any officer or committee thereof authorized to act for such Board.

     “Business Day” means any day that is not a Legal Holiday (as defined in Section 10.06 hereof).

     “Capital Lease Obligation” means, with respect to any capital lease of any entity, the amount of the obligation of such entity thereunder that, in accordance with U.S. GAAP, would appear on a balance sheet of such entity in respect of such capital lease.

     “CAXDAC Obligations” means the obligations of the Company to the Caja de Auxilios y Prestaciones de la Asociación Colombiana de Aviadores Civiles ACDAC in respect of Avianca S.A.’s legal obligation, including interest on the unpaid principal amount thereof, to contribute to the common fund established to fund the Special Transitional Regime prescribed in Colombian Decrees 1282, 1283 and 1302 of 1994, as amended by Colombian Law 860 of 2003, and Banking Superintendency External Circular No. 088 of 1995.

     “Change in Control” means any of the following: (i) on or prior to December 31, 2006, the sale by Oceanair of any beneficial interest in the Company or equity interest in the SPVs; (ii) subsequent to December 31, 2006, Oceanair shall cease to beneficially own at least 35% of the outstanding shares of the SPVs or the Company; or (iii) at any time from and after the Effective Date, either (a) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, or (b) the sale by the Company of all or substantially all of its assets.

     “Change in Control Date” means the date and time when a Change in Control occurs.

     “Change in Control Amount” means: (a) with respect to any Dollar Note in existence as of the Change in Control Date, (i) all Fixed Principal Amounts and all accrued but unpaid interest and all future interest due or to become due with respect to such Dollar Note, (ii) the Contingent Principal Amount relating to the preceding fiscal year (to the extent not yet paid), and (iii) the Contingent Principal Amounts relating to the current and future fiscal years; provided, that the Contingent Principal Amounts for each of the respective current and future fiscal years shall be deemed, solely for purposes of calculating the Change in Control Amount, to be equal to the difference between (A) 15% of Reorganized Avianca–SAM’s then LTM EBITDA and (B) the portions of the Fixed Principal Amount that would otherwise have been payable in the applicable Contingent Payments Measuring Year, such difference to be discounted at 10% per annum from the applicable Contingent Payment Dates to the Change in Control Date; provided further, that if the Creditors Representative disagrees with the calculation of the Change in Control Amount and any other calculation hereunder based on the provisions of this definition, then such amount or calculation must be approved by the Bankruptcy Court or the District Court as appropriate.

     “Class 8 Trustee” means the trustee under the Class 8 Trust Agreement.

     “Class 8 Trust Agreement” means the Contrato de Fiducia Mercantil (Trust Agreement) between the Company, as settlor, and Fiducor S.A., as trustee, of even date herewith.

     “Company” means the Party named as such above in the Introduction Paragraph hereof until a successor replaces it and duly assumes all of its obligations under the Securities and this Indenture and, thereafter, means such successor.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Effective Date, or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, provided that such nomination or election shall not have been made pursuant to an agreement with, or at the instruction or direction of, any person or entity that is not an Affiliate of the Investor.

     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     “Court Approved Transaction” means a Court Approved Transaction, as defined in the Plan of Reorganization.

     “Creditors Representative” means a Person appointed pursuant to the Plan to act as an authorized representative of the Holders of the Securities and the holders of the Peso Notes and Trust Certificates under the terms and conditions of the Plan (including the definition of “Creditors Representative” therein), this Indenture and the Class 8 Trust Agreement.

     “Debt” means, with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture, or similar instrument (including a purchase money obligation, but excluding ordinary course trade payables) including securities, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii).

     “Debt Incurrence Ratio” means Total Net Indebtedness divided by an amount equal to (i) LTM EBITDA of the Company and its subsidiaries on a consolidated basis as of the most recently completed month-end minus (ii) without duplication, any payment of CAXDAC Obligations by the Company or its subsidiaries over the same period.

     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default (as defined in Section 6.01 hereof).

     “Default Rate” means an interest rate which is one percent (1%) per annum in excess of the interest rate which is otherwise then applicable to the Dollar Notes or the particular obligations under the Dollar Notes (as the case may be).

     “District Court” means the United States District for the Southern District of New York.

     “Dollar Notes” means the United States dollar denominated promissory notes and securities described above in the Preamble Paragraph hereof issued by the Company under this Indenture.

     “EBITDA” has the meaning given to that term in the Plan.

     “Effective Date” means the date above specified as such in the Introduction Paragraph hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “Guarantor” means the Party named as such above in the Introduction Paragraph hereof until a successor replaces it and duly assumes all of its obligations under the Securities and this Indenture and, thereafter, means such successor.

     “Holder” or “Securityholder” means a Person in whose name a Security is registered and the additional Persons described in Section 6.11 hereof.

     “Indebtedness” means, with respect to any entity, without duplication, (a) all indebtedness of such entity for borrowed money (however evidenced) or for the purchase price of property or services payment for which is deferred, but excluding obligations to trade creditors incurred in the ordinary course of business, (b) all indebtedness or obligations secured by any Lien, including Permitted Liens described in items (d) and (i) of the definition of “Permitted Liens” hereunder, but excluding any other Permitted Liens, (c) the undrawn face amount of and all reimbursement and other obligations with respect to letters of credit and bankers’ acceptances, whether or not matured, (d) all Purchase Money Indebtedness and Capital Lease Obligations, (e) all Attributable Debt, (f) the net proceeds of the sales of any receivables, (g) any guarantee of any Indebtedness of another, (h) any past due taxes and other amounts owed to any governmental authority (including aviation authorities), to the extent the same are not being contested in good faith and adequately reserved against, (i) the aggregate outstanding balance of all Fixed Principal Amounts of the Dollar Notes and the Peso Notes, (j) any Past Due Amounts under the Dollar Notes and the Peso Notes, and (k) the Single Payment Rights (discounted at 14% per annum to the date of determination); but shall exclude any of the foregoing Indebtedness to the extent the same has been incurred pursuant to a Court Approved Transaction.

     “Indenture” means this Indenture as described above in the Introduction Paragraph hereof, as amended from time to time, including the terms of the Securities and any amendments, exhibits and supplements thereto.

     “Investment Agreement” has the meaning given to that term in the Plan, as such agreement has been amended to and is in effect on the date of this Indenture.

     “Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien, fiduciary assignment and any security or similar arrangement of any kind or nature whatsoever.

     “LTM” means, as of any date of determination with respect to any financial measure, the aggregate of such financial measure over the immediately preceding twelve full calendar months.

     “Majority Holders” means (a) at any time when any Fixed Principal Amounts are outstanding, the Holders of a majority of the aggregate outstanding Fixed Principal Amount of the Securities, and (b) at any time when all Fixed Principal Amounts of the Securities have been paid in full, the Holders of a majority of the potential Contingent Principal Amounts under the Securities (valued, if necessary, in accordance with clause (iii) of the definition of Change in Control Amount).

     “Oceanair” means Oceanair Linhas Aéreas Ltda., a corporation organized under the laws of Brazil.

     “Oceanair Subordinated Debt” means indebtedness of the Company to Oceanair or to the SPVs in consideration of any investment or loan made by Oceanair or the SPVs in or to the Company pursuant to section 7.4.7(c) of the Plan of Reorganization.

     “Officer” means any of the following: the respective President, General Manager, Chief Financial Officer, Secretary, or any of the respective Vice-Presidents of each of the respective Parties hereto.

     “Officer’s Certificate” means a certificate signed by an Officer of the Company. See Sections 10.03 and 10.04 hereof.

     “Opinion of Counsel” means a written opinion from legal counsel for the Company in connection with this Indenture that is acceptable to the Trustee. See Sections 10.03 and 10.04 hereof.

     “Party” and “Parties” have the respective meanings as defined above in the Introduction Paragraph hereof.

     “Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, governmental agency, government or political subdivision thereof, or any other entity of whatsoever nature.

     “Permitted Liens” means (a) carriers’, warehousemen’s, materialmen’s, mechanics’, landlords’ or other similar Liens arising by operation of law in the ordinary course of business for sums not yet due or being contested in good faith, provided that a reserve or provision, if any shall be required by U.S. GAAP, shall have been made therefor, (b) any attachment or judgment Lien other than with respect to judgments or awards constituting a Default under this Indenture, (c) Liens and rights of set-off in favor of any cash management institutions in respect of overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, (d) Liens encumbering assets of any acquired entity so long as such Liens existed at the time of such acquisition and were not created in contemplation thereof, (e) Liens for taxes and other amounts owed to any governmental authority (including aviation authorities) arising by operation of law in the ordinary course of business that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Company’s books, (f) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, (g) Liens incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits in the ordinary course of business or to the extent required by applicable law, (h) Liens incurred or deposits made (including, without limitation, surety bonds and appeal bonds) in the ordinary course of business to secure the performance of bids, leases, contracts (other than for the borrowing of money), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, (i) Liens securing Purchase Money Indebtedness, Attributable Debt and Capitalized Lease Obligations to the extent such Indebtedness is permitted to be incurred pursuant to this Indenture and such Liens are confined solely to the asset or assets so acquired or leased, (j) licenses, sublicenses, leases or subleases granted to other persons or entities in the ordinary course of business and not interfering in any material respect with the business of the Company and its subsidiaries, and (k) Liens existing as of the Effective Date or that are approved pursuant to order of the United States Bankruptcy Court for the Southern District of New York.

     “Peso Notes” means the promissory notes issued pursuant to the Plan for the benefit of the holders of Class 8 Claims (as defined in the Plan).

     “Plan” and “Plan of Reorganization” means the Third Modified and Restated Joint Plan of Reorganization and the Plan Documents (as defined therein and including without limitation all of the schedules and exhibits thereto, each of which constitute provisions of the Plan of Reorganization as fully as if set forth in the text thereof), as the same may be amended, modified, or supplemented from time to time by any duly authorized amendment or modification (to the extent permitted by the terms thereof and by Bankruptcy Law and Bankruptcy Rules, as such terms are defined therein) of the Company and Avianca, Inc. confirmed by the United States Bankruptcy Court for the Southern District of New York by order dated November 24, 2004, in the jointly administered Case Nos. 03-11678(ALG) and 03-11679(ALG), which is incorporated herein and made a part hereof by reference as fully and completely as if set forth at length in the text hereof.

     “Principal” of a Security means the total principal amount equal to the sum of (i) the respective specified Fixed Principal Amount stated on the face of each of the respective Securities (net of all prior principal payments in respect thereof at any relevant time) plus (ii) the aggregate Contingent Principal Amount (as defined on the reverse side of each Security), if any, which is due or overdue or is to become due at the relevant time.

     “Proceeding” means a liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership, or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, winding up, or dissolution.

     “Purchase Money Indebtedness” means Indebtedness incurred by the Company or a subsidiary of the Company solely for the purpose of financing its acquisition of assets and incurred at the time of such acquisition or within thirty (30) days thereafter, and the principal amount of which does not exceed the purchase price of such acquired assets.

     “Requisite Holders” means, subject to Section 6.11 hereof, (a) at any time when any Fixed Principal Amounts are outstanding, the Holders of 33% of the aggregate outstanding Fixed Principal Amount of the Securities, and (b) at any time when all Fixed Principal Amounts of the Securities have been paid in full, the Holders of 33% of the potential Contingent Principal Amounts under the Securities (valued, if necessary, in accordance with clause (iii) of the definition of Change in Control Amount).

     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Restricted Payment” means, with respect to any entity: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of an equity interest, other than payments, dividends or other distributions from a direct or indirect subsidiary of the Company to its parent or to the Company, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such entity’s equity interests or any other payment or distribution made in respect thereof, either directly or indirectly, other than a payment from a direct or indirect subsidiary of the Company to its parent or to the Company or by the Company or a subsidiary of the Company to a wholly-owned subsidiary, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Oceanair Subordinated Debt or other Indebtedness that is hereafter subordinated to the Dollar Notes and made in violation of the applicable subordination agreement, or (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire an equity interest in such entity now or hereafter outstanding.

     “SAM” means Sociedad Aeronautica de Medellin, Consolidada S.A., a sociedad anónima under the laws of the Republic of Colombia and a subsidiary of the Company.

     “Securities” means the United States dollar denominated promissory notes and securities described above in the Preamble Paragraph hereof issued by the Company under this Indenture.

     “Senior Debt” means Debt of the Company whenever incurred and outstanding at any time to the extent, if any, the Securities are hereafter expressly in writing made subordinate in right of payment by the Holders.

     “Single Payment Rights” means the Single Payment Rights, as defined in the Plan of Reorganization.

     “SPVs” means the two (2) Colombian trust funds (patrimonios autonomos) which, together, own 100% of the common stock of the Company as of the Effective Date.

     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Sections 1.04 and 9.03 hereof.

     “Total Indebtedness” means all Indebtedness, of the Company and its subsidiaries on a consolidated basis, but shall not include CAXDAC Obligations, Oceanair Subordinated Debt, or debt arising from Court Approved Transactions.

     “Total Net Indebtedness” means (a) Total Indebtedness, minus (b) the positive amount, if any, equal to (i) the unrestricted cash of the Company and its subsidiaries as of the most recently completed fiscal month, minus (ii) $35,000,000.

     “Trust Certificates” means the Colombian peso denominated trust certificates or entries on the books of the Class 8 Trustee, evidencing beneficial interests in the trust created pursuant to the Class 8 Trust Agreement.

     “Trustee” means the Party named as such in the Introduction Paragraph hereof until a successor replaces it and assumes all of its trust duties and responsibilities hereunder and, thereafter, means such successor.

     “U.S. GAAP” means generally accepted accounting principles in the United States of America, consistently applied for all subject periods.

     “U.S. Government Obligations” means securities that are direct, non-callable, non-redeemable obligations of, or non-callable, non-redeemable obligations guaranteed by, the United States for the timely payment of which obligation or guarantee the full faith and credit of the United States is pledged, or funds having assets consisting solely of such securities, including funds managed by the Trustee or one of its Affiliates (including such funds for which it or its Affiliates receives fees in connection with such management).

     Section 1.02 Other Definitions.

     The following respective capitalized terms used herein are first defined herein in the following respective Sections hereof:

Term	Defined in Section hereof
“Bankruptcy Law”	6.01

“Change in Control Offer”	3.06

“Change in Control Payment Date”	3.06

“Contingent Principal Amount”	Exhibit A

“Contingent Payment Dates”	Exhibit A

“Contingent Payments Measuring Year”	Exhibit A

“Custodian”	6.01

“Defaulted Interest”	2.13

Term	Defined in Section hereof
“ Disbursing or Paying Agent”	2.03

“Documents”	4.10

“Event of Default”	6.01

“Excess Cash Payment”	Exhibit A

“Excess Cash Payment Date”	Exhibit A

“Fixed Principal Amount”	Exhibit A

“Fixed Payment Dates”	Exhibit A

“Full Prepayment Date”	3.07

“Legal Holiday”	10.06

“Notice”	10.01

“Partial Prepayment Amount”	Exhibit B

“Past Due Amounts”	Exhibit B

“Prepayment Amount”	Exhibit B

“Registrar”	2.03

“Reorganized Avianca”	Exhibit A

“Reorganized Avianca - SAM”	Exhibit A

“Restrictive Covenants”	4.03

“Securityholder”	6.11

“Subordination Agreement”	4.03	(a)(6)

Terms defined in the TIA	1.03

     Section 1.03 Rules of Construction.

     Unless the context otherwise requires, all provisions of this Indenture are to be interpreted and construed in accordance with the following rules of construction:

(1)	As used herein, all capitalized terms defined in this Indenture have the respective meanings ascribed to them in the various provisions of this Indenture wherein first defined;

(2)	Any capitalized term used in this Indenture that is not defined herein has the respective meaning ascribed to such term, if any, in the Plan or in the TIA or the rules and regulations promulgated thereunder;

(3)	Each and every accounting term not otherwise defined herein has the respective meaning ascribed to it in accordance with U.S. GAAP;

(4)	The word “or” is not exclusive;

(5)	Words in the singular include the plural, and words in the plural include the singular;

(6)	The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, or other subdivision;

(7)	The word “including” means including without limitation;

(8)	All pronouns and adjectives used in this Indenture indicating gender are to be construed to include the masculine, feminine, and neuter genders;

(9)	All exhibits, schedules, and other documents attached or annexed to this Indenture or incorporated herein by reference are to be considered and construed to be an integral part of this Indenture as fully and completely as if set forth entirely in the text hereof;

(10)	Unless otherwise specified, all section, article, schedule, and exhibit references in this Indenture are to the respective section in, article of, or schedule or exhibit to this Indenture, as the same may be amended or modified from time to time in accordance with the provisions hereof;

(11)	Headings are used in this Indenture for convenience of reference only and do not constitute a part of this Indenture for any other purpose. None of the headings used in this Indenture limit or otherwise affect the provisions of this Indenture;

(12)	All provisions of this Indenture apply to successive events and transactions; and

(13)	All provisions hereof are severable from one another, and each should be interpreted and construed so as to be valid and enforceable to the fullest extent permitted under applicable law. If one or more provisions hereof, or any portion of any provision hereof, is not completely enforceable under applicable law, it is to be interpreted and construed so as to be unenforceable to the most limited extent possible without affecting the enforceability of the remainder of such provision or the remaining provisions hereof. In this connection, the Parties expressly authorize any arbitrator, court, or other competent authority having jurisdiction hereof to modify any such unenforceable provision, or portion thereof, in order that such provision or portion will be enforceable to the fullest extent permitted by applicable law. Each of the Parties hereto have participated equally in the negotiation hereof, and none of the provisions hereof are to be construed more strictly against one of the Parties than against any other based upon the rule of construction that a document is to be construed more strictly against the party who actually prepared it.

     Section 1.04 Trust Indenture Act.

     The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as this Indenture and the Securities of the Company issued hereunder are subject to the TIA. If any provision of this Indenture limits, qualifies, or conflicts with such duties, the imposed duties are to be deemed to control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect. Any reference to a requirement under the TIA shall only apply upon and so long as the Indenture is qualified under and subject to the TIA.

ARTICLE 2.

THE SECURITIES

     Section 2.01 Form and Dating.

     The Securities and the certificate of authentication must be substantially in the form of Exhibit A, attached hereto. The Securities will have all notations, legends or endorsements required by applicable law, stock exchange rules or agreements, or automated quotation system rule to which the Securities are subject, or usage. Each Security will be dated the date of its authentication.

     Section 2.02 Execution and Authentication; Disputed Claim Reserves.

               (a) One Officer of the Company shall sign each of the Securities on behalf of the Company by manual or facsimile signature. If the Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security is still valid.

               (b) No Security will be valid until an authorized signatory Officer of the Trustee, on behalf of the Trustee manually signs the certificate of authentication on the Security. Such signature will be conclusive evidence that the Security has been authenticated under this Indenture.

               (c) The Trustee shall authenticate Securities for original issue up to the aggregate Fixed Principal Amount specified in the Plan in accordance with an Officer’s Certificate of the Company, which Securities will also evidence the Holder’s right to receive its Pro Rata share of the Contingent Principal Amounts, if any, that become due and payable pursuant to the terms of the Plan. The aggregate Fixed Principal Amount of Securities outstanding at any time will never exceed such specified amount except as provided in Section 2.07 hereof.

               (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate thereof.

               (e) The Trustee shall from time to time deliver all authenticated Securities to the Disbursing or Paying Agent for disbursement to the respective Holders of Allowed Class 7 Claims. The Disbursing or Paying Agent shall hold in trust for the benefit of such Holders all authenticated Securities that are delivered to it for placement in the Disputed Claims Reserve established on account of Class 7 Claims in accordance with the Plan. The Company shall also deliver to the Disbursing or Paying Agent any distributions of the Initial Fixed Payment and Excess Cash Payment that are payable with respect to Disputed Class 7 Claims pursuant to the Plan, which the Disbursing or Paying Agent shall hold in trust in the Disputed Claims Reserve established on account of Class 7 Claims in accordance with the Plan. Whenever any Disputed Class 7 Claim has finally become an Allowed Class 7 Claim, in whole or in part, or has been finally Disallowed in full, the Company shall promptly deliver to the Disbursing or Paying Agent and to the Registrar, with a copy to the Creditors Representative, an Officer’s Certificate setting forth: (a) if Allowed, the amount of the Allowed Class 7 Claim and all known information concerning the Holder thereof required by the Registrar and (b) if Disallowed in full, a statement of the full amount disallowed.

     (1) Fully Allowed Claims. Whenever the Disbursing or Paying Agent receives any such Officer’s Certificate from the Company stating that any Disputed Class 7 Claim has become Allowed in the same amount as the Face Amount of the Disputed Class 7 Claim, the Disbursing or Paying Agent shall promptly thereafter disburse (i) the Security delivered to it in respect of such Disputed Claim, (ii) any payments previously received by the Disbursing or Paying Agent on such Security to the Holder of such Claim, and (iii) any distributions of the Initial Fixed Payment and Excess Cash Payment that were delivered to the Disbursing or Paying Agent with respect to such Claim.

     (2) Partially Allowed or Fully Disallowed Claims. If the Allowed amount of any Disputed Class 7 Claim specified in such Officer’s Certificate is less than the Face Amount of such Disputed Class 7 Claim, or if such Officer’s Certificate specifies that a Disputed Class 7 Claim has been fully Disallowed, then the Disbursing or Paying Agent shall, on the fifteenth (15th) day after receipt of the Officer’s Certificate described above, surrender the Security held in trust for such Disputed Class 7 Claim to the Registrar for cancellation; whereupon the Company shall promptly issue and the Trustee shall promptly authenticate and deliver to the Disbursing or Paying Agent (i) a substitute Security in a Fixed Principal Amount corresponding to the Pro Rata share of the General Unsecured Pool Value to which the Holder of the Allowed amount (if any) of such Class 7 Claim is entitled pursuant to the Plan, and (ii) multiple additional Securities in the respective Fixed Principal Amounts corresponding to the other Holders’ Pro Rata             shares of any excess by which the Fixed Principal Amount of the Security originally held in the Disputed Claims Reserve in respect of such Disputed Class 7 Claim exceeds the Fixed Principal Amount determined under the immediately preceding clause (i), taking into account any Pro Rata share of such excess that should be distributed to the Holders of Allowed 8 Claims in accordance with the provisions of the Plan and Section 5.02 hereof. The Disbursing or Paying Agent shall promptly thereafter disburse to the Holder of such Allowed Claim the Security delivered to it pursuant to the foregoing clause (i) and a proportionate share (based on the Allowed amount of such Disputed Claim) of (I) any payments previously received by the Disbursing or Paying Agent with respect to the cancelled Security and (II) any distributions of the Initial Fixed Payment and Excess Cash Payment that were delivered to the Disbursing or Paying Agent with respect to such Disputed Claim. The Disbursing or Paying Agent shall also promptly disburse to the other Holders, based on their Pro Rata shares, the Securities delivered to it pursuant to the foregoing clause (ii) and a proportionate share (based on the Disallowed amount of such Disputed Claim) of (I) any payments previously received by the Disbursing or Paying Agent with respect to the cancelled Security and (II) any distributions of the Initial Fixed Payment and Excess Cash Payment that were delivered to the Disbursing or Paying Agent with respect to such Disputed Claim. Simultaneously with issuing such additional Securities, the Company shall make corresponding adjustments to the Peso Notes held by the Class 8 Trustee pursuant to the provisions of the Class 8 Trust Agreement (which may include notations on the Peso Notes rather than their cancellation), so that each holder of a Trust Certificate will receive its Pro Rata share of such excess.

Each of the Company and Guarantor represents and warrants that the Class 8 Trust Agreement contains a comparable provision to this Section 2.02(e), and covenants that such comparable provision will be maintained so long as any Dollar Notes or any Peso Notes are outstanding.

               (f) Whenever any cash distributions in lieu of Fractional Dollar Notes are required pursuant to Section 7.6.3 of the Plan, the Company shall promptly deliver to the Disbursing or Paying Agent (with a copy to the Creditors Representative) an Officer’s Certificate setting forth the calculation of such cash distributions. If the Disbursing or Paying Agent accepts such calculation or provides a new calculation that is acceptable to the Company, it shall confirm the agreed calculation to the Company, whereupon the Company shall promptly distribute the cash distributions required by Section 7.6.3 of the Plan to the Disbursing or Paying Agent, for distribution to the Holders entitled thereto.

     Section 2.03 Agents.

     The Company shall maintain an office or agency in the continental United States where Holders may present Securities for registration of transfer or for exchange (“Registrar”) and where they may present Securities for payment (the “Disbursing or Paying Agent”). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Trustee shall authenticate the Securities at the Company’s request. The Creditors Representative shall appoint the Registrar and Disbursing or Paying Agent as provided in the Plan (under the definitions of “Dollar Notes Indenture Trustee” and “Disbursing Agent”), and may appoint more than one Registrar and/or more than one Disbursing or Paying Agent. The Creditors Representative shall notify the Trustee of the name and address of any Disbursing or Paying Agent that is not, or does not become, a Party to this Indenture. If the Creditors Representative does not appoint another Registrar or Paying Agent, the Trustee shall serve as such.

     Section 2.04 Disbursing or Paying Agent To Hold Money in Trust.

     On or prior to each due date of any Principal or interest on any Security, the Company shall deposit with the Disbursing or Paying Agent a sum sufficient to pay such Principal or interest then becoming due. The Company shall require each Disbursing or Paying Agent (other than the Trustee) to agree in writing that the Disbursing or Paying Agent shall: (i) hold in trust for the benefit of the Holders or the Trustee all money held by the Disbursing or Paying Agent for the payment of the Principal of or interest on the Securities and (ii) notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Disbursing or Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Disbursing or Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Disbursing or Paying Agent; and the Trustee may require the same of any Disbursing or Paying Agent during the continuance of any Event of Default. Upon complying with this Section, the Disbursing or Paying Agent will have no further liability for the money delivered to the Trustee. If the Company or any of its Affiliates serves as Disbursing or Paying Agent, it shall segregate the money held by it as Disbursing or Paying Agent and hold it as a separate trust fund.

     Section 2.05 Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least 10 Business Days before each Principal or interest payment date and at such other times as the Trustee may request, a list in such form and as of such date, as the Trustee may reasonably require of the names and addresses of all Holders.

     Section 2.06 Transfer and Exchange.

     The Securities will be issued in registered form and will be transferable only upon surrender of a Security for registration of transfer. When any Security is presented to the Registrar with a request to register a transfer or to exchange it for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its reasonable and customary requirements for such transactions are met, and the Security has not been redeemed. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06, or 9.05 hereof. All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture and the Plan as the Securities surrendered upon such transfer or exchange.

     Section 2.07 Replacement Securities.

     If a mutilated Security is surrendered to the Trustee of if the Holder of a Security claims that the Security has been lost, destroyed, or wrongfully taken, then, in the absence of notice to the Company that the Security has been acquired by a protected purchaser, the Company shall issue a replacement Security. If required by the Trustee or the Company, an indemnity bond must be provided by any such Holder that is sufficient in the judgment of both to protect the Company, the Trustee, and the Agents from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its reasonable expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

     Section 2.08 Outstanding Securities.

     Securities outstanding at any time are all Securities authenticated by the Trustee (including, but not limited to, those delivered to the Disbursing or Paying Agent for placement in the Disputed Claims Reserve established on account of Class 7 Claims) except for those canceled by the Registrar, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security. If a Security is replaced pursuant to Section 2.07 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser. If Securities are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

     Section 2.09 Treasury Securities Disregarded for Certain Purposes.

     In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver, or consent, Securities owned by the Company or any of its Affiliates will be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver, or consent, only Securities that the Trustee knows are so owned will be so disregarded. Securities so owned that have been pledged in good faith will not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver, or consent with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     Section 2.10 Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may use temporary Securities. Temporary Securities will be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities will be entitled to the same rights, benefits, and privileges, as well as subject to the same conditions, qualifications, and limitations, as definitive Securities.

     Section 2.11 Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Disbursing or Paying Agent, if not the Trustee, shall forward to the Trustee any Securities surrendered to it for payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, or cancellation and shall dispose of canceled Securities according to its standard procedures or as the Company otherwise directs in writing. Except as expressly provided in Section 2.07 hereof, the Company shall not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

     Section 2.12 Priority of Payment.

     The Company does not now have outstanding any Senior Debt. Unless and until the Holders expressly subordinate the Securities in their right of payment to any Senior Debt of the Company at any time outstanding, the Securities will rank pari passu in right of payment to all other Debt of the Company at any time outstanding, except (i) Oceanair Subordinated Debt, and (ii) Debt that by its terms is expressly made subordinate in the right of payment to the Securities; and as to the Debt of the Company described in the foregoing clauses (i) and (ii) at any time outstanding, the Securities are senior in right of payment.

     Section 2.13 Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities (“Defaulted Interest”) such Defaulted Interest shall cease to be payable to the Holder on the relevant record date, and the Company shall pay the Defaulted Interest, together with interest thereon, to the Persons that are Holders on a subsequent special record date. The Company shall notify the Trustee of the amount of Defaulted Interest, together with interest thereon, to be paid and pay over such amount to the Trustee. The Trustee shall then fix a special record date and, at the Company’s expense, shall notify all registered Holders not less than 10 days prior to such special record date of the proposed payment, of the special record date, and of the payment date.

     Section 2.14 Securities Will Not Be Listed.

     None of the Securities will be listed by the Company on any stock exchange or on Nasdaq, but the Company shall obtain a CUSIP number for the Securities from Standard & Poor’s CUSIP Service Bureau.

ARTICLE 3.

PREPAYMENT

     Section 3.01 Prepayment Amount.

     The Company may prepay all or any portion of the Securities at any time by paying to the Holders an amount equal to the Prepayment Amount or the Partial Prepayment Amount, as the case may be, as provided in Exhibit B hereto. In the event that and at such time as the Company prepays all or any portion of the Peso Notes, then the Company shall simultaneously prepay all or an equal proportion of the outstanding Securities, as the case may be, and vice versa.

     Section 3.02 Securities To Be Prepaid.

     If the amount to be applied to the prepayment of the Securities is less than the amount required to prepay in full all Securities then outstanding, the Trustee shall apportion the aggregate prepayment funds on a ratable basis among all outstanding Securities as provided in Exhibit B hereto.

     Section 3.03 Notice of Prepayment.

     At least 30 days, but not more than 60 days, before a prepayment date, the Company shall mail a Notice of prepayment to each Holder whose Securities are to be prepaid. Such Notice must specify that it is a Notice of prepayment, identify the Securities to be prepaid, and state all of the following:

     (1) The prepayment date;

     (2) The aggregate prepayment amount;

     (3) The name and address of the Disbursing or Paying Agent;

     (4) That, unless the Company defaults in making such prepayment or the Disbursing or Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Fixed Principal Amount of Securities (or portions thereof) called for prepayment ceases to accrue on and after the prepayment date; and

     (5) The CUSIP number of the Securities and state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give such Notice of prepayment in the Company’s name and at its expense.

     Section 3.04 Effect of Notice of Prepayment.

     Once Notice of prepayment is mailed, Securities called for prepayment become due and payable on the prepayment date at the prepayment amount. Failure to give Notice of prepayment, or any defect in such Notice given, to any Holder will not affect the validity of the Notice of prepayment given to any other Holder.

     Section 3.05 Deposit of Prepayment Amount.

     On or before 10:00 A.M. (prevailing time in New York City) on the prepayment date, the Company shall deposit with the Disbursing or Paying Agent (or, if the Company or any of its Affiliates is the Disbursing or Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate prepayment amount of all Securities to be prepaid on that date other than Securities or portions of Securities called for prepayment that have been delivered by the Company to the Registrar for cancellation, and shall simultaneously deposit with the applicable disbursing or paying agent for the Peso Notes (or segregate and hold in trust, if applicable) the prepayment amount for Peso Notes to be prepaid on that date. Unless the Company shall default in the payment of the prepayment amount of Securities called for prepayment, interest on such Securities (or the portion thereof for which prepayment of Fixed Principal Amounts has been deposited, as applicable) will cease to accrue after the prepayment date.

     Section 3.06 Change in Control.

          (a) Upon the occurrence of any Change in Control, each Holder of Dollar Notes will have the right to require that the Company purchase that Holder’s Dollar Notes pursuant to a Change in Control Offer (the “Change in Control Offer”). In the Change in Control Offer, the Company will offer to pay an amount in cash equal to the Change in Control Amount applicable to the outstanding Dollar Notes. Within 30 days following any Change in Control, the Company will send, or cause to be sent, by domestic or international courier, a Notice to each Holder, the Creditors Representative and the Trustee, describing the transaction or transactions that constitute the Change in Control and offering to purchase Dollar Notes on the date (the “Change in Control Payment Date”) specified in such Notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described below. Such Notice shall state:

     (1) that the Change in Control Offer is being made pursuant to this Section 3.06 and that all Dollar Notes tendered and not withdrawn will be accepted for payment;

     (2) the Change in Control Amount and the Change in Control Payment Date;

     (3) that any Dollar Note not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in making payment therefor, any Dollar Note accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Payment Date;

     (5) that Holders electing to have a Dollar Note purchased pursuant to a Change in Control Offer will be required to surrender the Dollar Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Disbursing or Paying Agent at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Change in Control Payment Date;

     (6) that Holders will be entitled to withdraw their election if the Disbursing or Paying Agent receives, not later than the fifth Business Day prior to the Change in Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the Fixed Principal Amount of the Dollar Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Dollar Note purchased; and

     (7) that Holders whose Dollar Notes are purchased only in part will be issued new Dollar Notes in an amount equal to the unpurchased portion of the Dollar Notes surrendered.

          (b) On or prior to the Change in Control Date, the Company shall deposit with the Disbursing or Paying Agent money sufficient to pay the Change in Control Amount in respect of all Dollar Notes then outstanding, subject to the right to receive back from the Disbursing or Paying Agent any such funds which are ultimately not required to be paid to Holders who do not elect to, who withdraw their election to, or who fail to tender all of their Dollar Notes for purchase hereunder. On or prior to the Change in Control Date, the Company shall simultaneously deposit with the applicable disbursing or paying agent for the Peso Notes the equivalent “Change in Control Amount” for the Peso Notes pursuant to the Class 8 Trust Agreement, subject to equivalent rights set forth in the Class 8 Trust Agreement.

          (c) On or before the Change in Control Payment Date, the Company will:

     (i) accept for payment all Dollar Notes or portions thereof properly tendered pursuant to the Change in Control Offer; and

     (ii) deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate principal amount of Dollar Notes or portions thereof being purchased by the Company.

          (d) The Disbursing or Paying Agent shall promptly mail to each Holder of Dollar Notes so tendered the Change in Control Amount for the tendered amount of such Dollar Notes; the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Dollar Note in an amount equal to any unpurchased portion of the Dollar Notes surrendered, if any; and the Disbursing or Paying Agent shall deliver to the Company the Dollar Notes so surrendered for cancellation.

          (e) The Company will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change in Control Offer made by the Company and purchases all Dollar Notes validly tendered and not withdrawn under such Change in Control Offer.

          (f) The Company shall cause the Change in Control Offer to remain open for at least 30 Business Days after the Notice is sent to Holders pursuant to Section 3.06(a) hereof, or for such longer period as may be required by law. The Company will comply, and will cause any third party making a Change in Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, in each case, to the extent such laws and regulations are applicable in connection with a Change in Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 3.06, the Company will not be deemed to have breached its obligations under this Section 3.06 by virtue of complying with such laws or regulations.

     Section 3.07 Termination of Restrictive Covenants.

     In the event that the Company shall, in accordance with this Article 3, prepay in full all Fixed Principal Amounts and interest thereon in respect of all Securities (the date of such full prepayment, the “Full Prepayment Date”), then the Restrictive Covenants set forth in Sections 4.03(a)(3) – (5) shall be of no further force and effect as of the Full Prepayment Date and no Event of Default shall result from the failure of the Company to comply with such Restrictive Covenants from and after the Full Prepayment Date; provided, however, that if such prepayment does not also include the prepayment in full of all Contingent Principal Amounts of all the Dollar Notes (determined in accordance with the provisions of Exhibit B hereto), then such Restrictive Covenants shall nonetheless continue in effect until the earlier of (a) December 31, 2008, or (b) the payment in full of the Contingent Principal Amounts under all Securities (determined in accordance with the provisions of Exhibit B hereto).

ARTICLE 4.

COVENANTS AND GUARANTY.

     Section 4.01 Payment of Securities.

          (a) The Company shall pay the full amount of all Principal of the Securities on the dates and in the manner provided in the Plan, the Securities, and this Indenture. Principal will be considered paid on the date due if the Disbursing or Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all Principal then due and the Disbursing or Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

          (b) Each Holder shall be entitled to receive in full the interest on the Securities held by such Holder, on the dates and in the manner provided in the Plan, the Securities and this Indenture, and the Company shall pay to the Disbursing or Paying Agent such full amount of interest as and when due, as necessary to ensure that each Holder actually receives payment in full. Interest will be considered paid on the date due if the Disbursing or Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all interest then due and the Disbursing or Paying Agent is not prohibited from paying such money to a Holder on such date pursuant to the terms of this Indenture or any applicable law. If for any reason whatsoever, whether legal, equitable, administrative or otherwise, the Company tenders to the Disbursing or Paying Agent (i) less than the full amount of interest then due to a Holder under the Securities or this Indenture, or (ii) an amount that, upon payment by the Disbursing or Paying Agent of payments on the Securities to a Holder (after any required reductions or deductions), is less than the full amount of interest then due to a Holder under the Securities or this Indenture, then the Company shall immediately tender to the Disbursing or Paying Agent the amount of such shortfall (and any additional amount necessary to pay any reductions or deductions from such shortfall payment) so that the net amount received by such Holder will not be less than the full amount of interest then due under the Plan, the Securities and this Indenture.

          (c) The Company shall pay interest on overdue Principal (whether such Principal became due upon maturity, by reason of acceleration, or otherwise) at the Default Rate. In addition, the Company shall pay interest on overdue Defaulted Interest at the Default Rate to the extent lawful.

     Section 4.02 Reporting.

     Within 45 days after the end of each fiscal quarter, the Company shall file with the Trustee, and send or cause to be sent by domestic or international courier to each and every Holder and the Creditors Representative, a copy of its consolidated, unaudited financial statements for such quarter and the period of the fiscal year then ended, together with copies of all supplementary and periodic information, documents, and reports, if any, that the Company has publicly disseminated during such quarter. Within 90 days after the end of each fiscal year, the Company shall file with the Trustee, and send or cause to be sent by domestic or international courier to each and every Holder and the Creditors Representative, a copy of its consolidated, audited financial statements for such fiscal year, together with a copy (then or as soon thereafter as same is available) of any annual report that the Company furnishes or has furnished to its shareholders for such fiscal year. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information, and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute Notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

     Section 4.03 Restrictive Covenants.

          (a) Compliance with Restrictive Covenants. The Company shall comply with each and every of the following covenants (collectively, the “Restrictive Covenants”):

     (1) Affiliate Transactions. The Company shall not, nor shall it permit any of its subsidiaries to, enter into or be a party to any transaction with any Affiliate of the Company or such subsidiary, except upon fair and reasonable terms that are no less favorable to the Company or such subsidiary than would be obtained in a comparable arm’s length transaction with an entity not Affiliated with the Company or such subsidiary; provided, that the foregoing restriction shall not apply to (i) transactions in and among the Company, Avianca, Inc., SAM, or any wholly-owned subsidiary of any of the foregoing, or (ii) the reasonable and customary compensation of the officers and directors of the Company and its subsidiaries.

     (2) Shareholder Loans. The Company shall not, nor shall it permit any of its subsidiaries to, make any loans to Oceanair or to an Affiliate of Oceanair (other than to the Company or a wholly-owned subsidiary of the Company), unless at the time of such loan:

          (i) there shall exist no Default or Event of Default under this Indenture;

          (ii) Oceanair shall have invested in the Company the full amount called for under the Plan and the Investment Agreement;

          (iii) the principal and accrued but unpaid interest on all outstanding loans by the Company and its subsidiaries to Oceanair and its Affiliates (other than the Company and its wholly-owned subsidiaries) in the aggregate and after giving effect to such loan, shall not exceed two million dollars ($2,000,000); and

          (iv) such loan shall be upon fair and reasonable terms that are no less favorable to the Company or such subsidiary than would be obtained in a comparable arm’s length transaction with an entity not Affiliated with the Company, such subsidiary or Oceanair.

     (3) Restricted Payments. The Company shall not, nor shall it permit any of its subsidiaries to, make any Restricted Payment on or prior to December 31, 2008, unless:

          (i) at the time of such Restricted Payment:

          (A) there shall exist no Default or Event of Default under this Indenture;

          (B) the Company shall have unrestricted cash in an amount greater than or equal to $45,000,000, after giving effect to such Restricted Payment;

          (C) the Company shall have paid the Contingent Principal Amount scheduled for April 30 of the calendar year in which the Restricted Payment is proposed to be made; and

          (D) Oceanair shall have invested in the Company the full amount called for under the Plan and the Investment Agreement; and

          (ii) the amount of such Restricted Payment shall be no greater than the lesser of (Y) ten percent (10%) of the Company’s consolidated EBITDA for the most recently completed fiscal year, or (Z) the amount by which the Company’s consolidated EBITDA for the most recently completed fiscal year exceeds the projection contained in the Company’s June 13, 2004 Business Plan (as defined in the Plan).

     (4) Indebtedness. The Company shall not, nor shall it permit any subsidiary to, incur Indebtedness after the Effective Date and prior to December 31, 2008, other than the following:

          (i) intercompany Indebtedness to the Company or any wholly-owned subsidiary;

          (ii) Indebtedness incurred to refinance Indebtedness existing on the Effective Date (including Indebtedness in respect of the Securities and the Peso Notes) or otherwise permitted by this Indenture, provided that: (I) the principal amount of such refinancing Indebtedness shall not exceed the principal and accrued but unpaid interest in respect of the Indebtedness so refinanced; and (II) Indebtedness which refinances Indebtedness existing on the Effective Date shall not accrue interest at a rate greater than or be payable sooner or more frequently than the non-default rate that applied to the Indebtedness so refinanced and the monthly amortization of the principal amount of such refinancing Indebtedness shall not exceed the monthly amortization of the Indebtedness so refinanced;

          (iii) Indebtedness in respect of currency, interest rate and other hedging agreements used for purposes of hedging and not for speculation;

          (iv) Indebtedness subordinated in right of payment of any principal, interest or other amounts to the Dollar Notes and the Peso Notes;

          (v) Indebtedness owed to banks and other financial institutions in the ordinary course in respect of overdrafts and related liabilities that are cured within five (5) business days;

          (vi) Indebtedness arising from agreements providing for indemnification, purchase price adjustments, and similar obligations and incurred in connection with the purchase or sale of assets; provided that any such Indebtedness with a term greater than thirty (30) days beyond the effective date of such purchase or sale shall be considered other Indebtedness for purposes of item (x) below;

          (vii) intercompany guaranties of Indebtedness among the Company and its wholly-owned subsidiaries, and guaranties of Indebtedness of suppliers to the Company and its wholly-owned subsidiaries incurred in the ordinary course;

          (viii) Purchase Money Indebtedness and Capital Lease Obligations, in an amount not to exceed fifty million dollars ($50,000,000) in the aggregate at any one time outstanding; provided, that any such Indebtedness shall be included in any calculation of the Debt Incurrence Ratio;

          (ix) Indebtedness of entities acquired by or merged into the Company or any subsidiary and assumed in connection with such transaction; provided that, after giving effect to such transaction and the incurrence of such Indebtedness, the Company and its subsidiaries (including the acquired or merged entity) shall have on a consolidated basis a Debt Incurrence Ratio of not more than 2.75:1 but not less than zero; and

          (x) other Indebtedness, provided that, after giving effect to the incurrence of such Indebtedness, the Company and its subsidiaries shall have on a consolidated basis a Debt Incurrence Ratio of not more than 2.75:1 but not less than zero.

     (5) Liens. The Company shall not, nor shall it permit any subsidiary to, in any case prior to December 31, 2008, create, incur, assume or permit to exist any Lien on or with respect to any real or personal property of such entity, except for Permitted Liens, unless such real or personal property shall equally and ratably secure the Dollar Notes and the Peso Notes.

     (6) Subordination of Intercompany Debt. Notwithstanding anything herein or in the Securities to the contrary, any Indebtedness incurred by the Company or the Guarantor to SAM or any other subsidiary of the Company or Guarantor shall be permitted only to the extent it is subordinated and subject in right of payment to the prior payment in full in money or money’s worth of all obligations owed to the Trustee or the Holders under the Indenture and the Securities and to the Class 8 Trustee and the holders of the Peso Notes pursuant to the provisions of a subordination agreement substantially in the form of Exhibit “C” hereto (a “Subordination Agreement”). The Company and the Guarantor agree to execute with each of their Subsidiaries of either of them, and agree to cause each of their respective Subsidiaries to execute promptly upon formation of any such Subsidiary, a Subordination Agreement. The Company and the Guarantor warrant that, as of the date hereof, each of them has entered into a Subordination Agreement with SAM.

          (b) Compliance Certificate. The Company shall deliver to the Trustee and the Creditors Representative, within 45 days after the end of each June and December, commencing December 2004, a certificate signed by the principal executive officer, principal financial officer, or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of Notice provided herein), including without limitation, all of the Restrictive Covenants, and the absence of any Default or Event of Default at the date of such certificate.

     Section 4.04 Company Existence.

     The Company shall, and shall cause Guarantor to, maintain its corporate or entity existence and statutory rights and franchises in good standing at all times.

     Section 4.05 Insurance.

     The Company shall, and shall cause each of its subsidiaries to, maintain in full force and effect all insurance as may be required by statutes, laws and regulations applicable to the Company or such subsidiary, and such other insurance in types and amounts as are customary for businesses of similar type, size and scope of operations.

     Section 4.06 Compliance with Laws.

     The Company shall, and shall cause each of its subsidiaries to, comply in all material respects with all statutes, laws and regulations, and orders of all governmental and/or quasi-governmental bodies, applicable to its business operations, whether now in effect or hereafter enacted, promulgated or issued, including but not limited to holding all required licenses and permits.

     Section 4.07 Payment of Taxes.

     The Company shall, and shall cause each of its subsidiaries to, file, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon the Company or such subsidiary or upon its income and profits or upon any of its property or any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies or otherwise, which, if unpaid when due, might become a Lien or Charge upon such property or any part thereof and would cause or constitute a Default or Event of Default; provided, however, that neither the Company nor any subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and appropriate reserves are set aside on the Company’s or such subsidiary’s books with respect thereto, and (b) payment with respect to such tax, assessment, charge, levy or claim shall be made before any of the Company’s or any subsidiary’s property shall be seized or sold in satisfaction thereof.

     Section 4.08 Change of Business.

     Neither the Company nor the Guarantor shall engage in any business other than the respective businesses in which the Company or the Guarantor is engaged on the date hereof, or any businesses reasonably related thereto.

     Section 4.09 Notice of Certain Events.

     The Company shall give prompt Notice to the Trustee, any Disbursing or Paying Agent and the Creditors Representative of (i) any Proceeding, (ii) any Default or Event of Default, (iii) any cure or waiver of any Default or Event of Default, (iv) any payment default or notice of default in respect of any Senior Debt, and (v) if and when the Securities are listed on any stock exchange.

     Section 4.10 Guaranty.

          (a) The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment and performance of all of the Company’s obligations under this Indenture and under each and every of the Securities that the Company issues pursuant hereto.

          (b) The Guarantor hereby acknowledges and agrees that the validity of this guaranty and the Guarantor’s obligations hereunder shall in no way be terminated, modified, affected, impaired or diminished by reason of any of (i) the granting by the Trustee or any Holder(s) of any consent, indulgence, extension, renewal, waiver, compromise or release to the Company, (ii) any failure by the Trustee or any Holder(s) to insist in any one or more instances upon strict performance or observance by the Company of any of the terms, provisions or conditions of this Indenture or any of the Securities and/or any other agreement or instrument executed and delivered by the Company in connection herewith or therewith (collectively, the “Documents”), (iii) any assertion or non-assertion by the Trustee or any Holder(s) against the Company of any of the rights or remedies reserved to the Trustee and the Holders in the Documents, (iv) any forbearance by the Trustee and the Holders from exercising any rights or remedies as aforesaid, (v) any bankruptcy, insolvency, receivership, reorganization, liquidation or other similar proceeding relating to the Company, (vi) any relief of the Company from any of its obligations under the Documents, by operation of law, in equity or otherwise, including but not limited to any lack of genuineness, validity, regularity or enforceability of any of the Documents or any defense of the Company or Guarantor or right of setoff or counterclaim of the Company or Guarantor, (vii) any amendment, modification, extension, renewal, termination, compromise or waiver under or in respect of the Documents, (viii) any transfer, assignment or negotiation of any of the Documents, or (ix) any sale of all or substantially all of the assets of the Company or the Guarantor, any sale or transfer of any capital stock of the Company or the Guarantor, or any merger or consolidation to which the Company or the Guarantor may be a party.

          (c) The Guarantor hereby waives any and all notice, demand, presentment, protest and other such privilege or formality, and all notice in respect of the acceptance of this guaranty and the creation, renewal, extension or accrual of any obligations guaranteed hereby.

          (d) This guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time all or any part of any payment of any of the guaranteed obligations is rescinded or must be restored, returned or repaid to any trustee or other such administrator or pursuant to any bankruptcy, insolvency, reorganization or other such proceeding.

ARTICLE 5.

CREDITORS REPRESENTATIVE AND CLASS 8 TRUST AGREEMENT

     Section 5.01 Authority of Creditors Representative.

     The Creditors Representative may request the Company to provide (a) the Company’s calculation of any amounts due to the Holders with respect to the Securities, including in the case of prepayment or a Change in Control pursuant to Article 3 hereof, (b) the Company’s calculation of the Debt Incurrence Ratio and any other information related to the Restrictive Covenants, (c) copies of any correspondence between the Company or the Guarantor and the Trustee or the Holders, and (d) any other information reasonably related to the compliance by the Company and the Guarantor with the terms and conditions of this Indenture and the Securities. The Creditors Representative may request the Trustee to provide (i) the amounts, payment dates and other information regarding any payments by the Company or the Guarantor under the Securities or this Indenture, (ii) the names, addresses and other contact information of any Holders of the Securities, (iii) copies of any correspondence between the Trustee and the Company, the Guarantor or the Holders, and (iv) any other information reasonably related to the compliance by the Company, the Guarantor and the Trustee with the terms and conditions of this Indenture and the Securities. Any such information requested by the Creditors Representative shall be provided promptly by the Company or the Trustee, as applicable, and no later than five (5) Business Days after the date of such request. Any Notices or

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documents sent to the Holders hereunder by the Company, the Trustee or otherwise shall also be sent to the Creditors Representative.

     Section 5.02 Class 8 Trust Agreement.

          (a) The Company covenants that it will issue the Dollar Notes to be issued hereunder on a ratable basis with the Peso Notes to be issued under the Class 8 Trust Agreement such that each of the holders of Allowed Class 7 Claims and each of the holders of Allowed Class 8 Claims receive a Pro Rata share of the General Unsecured Pool Value balance (after appropriate reduction for issuance of all Single Payment Rights, if any) in accordance with the Plan. In the event that the Company determines that it has issued Dollar Notes in an aggregate face amount that is more than or less than such Pro Rata share and has issued Peso Notes in an aggregate face amount that is less than or more than such Pro Rata share, it shall give written notice thereof to both the Trustee and Class 8 Trustee (with a copy to the Creditors Representative) with directions for each of them to, on the fifteenth (15th) day after receipt of such notice, appropriately cancel and reissue the Dollar Notes and make appropriate notations on the Peso Notes (pursuant to the provisions of the Class 8 Trust Agreement) in the appropriate face amounts pursuant to instructions reviewed and approved by the Creditors Representative, such that the aggregate face amount of the Dollar Notes and aggregate face amount of the Peso Notes outstanding share such General Unsecured Pool Value balance on a Pro Rata basis. The Creditors Representative shall also have the right to provide the foregoing notice to the Trustee and the Class 8 Trustee (with a copy to the Company) in the event the Company fails to deliver it after either (1) the Creditors Representative has discovered any such excess issuance of Dollar Notes or Peso Notes or (2) any Default hereunder, in which event the Trustee shall hold any such excess notes in trust and not disburse, cancel or reissue them and shall instead, on the fifteenth (15th) day after receipt of such notice, disburse, cancel or reissue such notes solely pursuant to the instructions of the Creditors Representative.

          (b) Furthermore, each of the Company and the Guarantor covenants that it will make all payments of any and all obligations due and owing under this Indenture and/or any and all Securities issued pursuant hereto, whether made prior to or after the occurrence of any Default and regardless of whether due by acceleration, any collection remedies available hereunder or otherwise, on a ratable basis with all payments of any and all obligations due and owing under the Class 8 Trust Agreement and/or any of the Peso Notes issued pursuant thereto, and vice versa, such that each of the Holders of Allowed Class 7 Claims and each of the Holders of Allowed Class 8 Claims receive a Pro Rata share of such payments in accordance with the Plan. Neither the Company nor the Guarantor shall make any payments of any obligations due and owing under the Class 8 Trust Agreement and/or any of the Peso Notes issued pursuant thereto, whether made prior to or after the occurrence of any Default and regardless of whether due by acceleration, any collection remedies available hereunder or otherwise, unless it simultaneously makes payment of the comparable obligations due and owing under this Indenture, and vice versa. Each of the Company and the Guarantor further covenants that, at no time, whether prior to or after the occurrence of any Default, will it favor any of the holders of Peso Notes over any of the Holders of the Dollar Notes, and vice versa; nor shall it, at any time, whether prior to or after the occurrence of any Default, take any actions that would prejudice the rights of any of the Holders of Dollar Notes to those of any of the holders of the Peso Notes, and vice versa. In the event that the Company or the Guarantor makes any payments to the Trustee in violation of the foregoing covenants, regardless of whether intentionally or inadvertently, or the Trustee otherwise collects or receives any such excess payments, the Company and the Guarantor shall provide the Trustee with written notice (with a copy to the Creditors Representative) to hold all such excess payment amounts in trust for the benefit of the holders of Allowed Class 8 Claims, not to disburse them to any of the Holders of the Securities or to any Paying or Disbursing Agent for distribution to such Holders, and instead, on the fifteenth (15th) day after receipt of such notice, to disburse such excess payment amounts to the Class 8 Trustee for distribution to the holders of Allowed Class 8 Claims in amounts provided in instructions from the Creditors Representative; provided, that prior to the receipt of such notice, the Trustee shall be under no obligation to withhold any disbursements under this Indenture or the Securities except for its obligation to solicit the instructions of the Creditors Representative after an Event of Default pursuant to Section 6.08 hereof. The Creditors Representative shall also have the right to provide the foregoing notice to the Trustee (with a copy to the Company) in the event the Company or Guarantor fails to deliver it after either (1) the Creditors Representative has discovered any such excess payment amounts or (2) any Default hereunder, in which event the Trustee shall hold any such excess payment amounts in trust and not disburse them and shall instead, on the fifteenth (15th) day after receipt of such notice, disburse such amounts solely pursuant to the instructions of the Creditors Representative.

          (c) Each of the Company and the Guarantor further represent and warrant that the Class 8 Trust Agreement includes a provision comparable to this Section 5.02, and each of them covenant that it will ensure that such provision remains in full force and effect for so long as any Securities and any Peso Notes are outstanding.

          (d) In connection with and for purposes of furthering the intent of this Section 5.02, the Trustee and the Class 8 Trustee have acknowledged and agreed to the priority provisions set forth in Section 6.08 hereof. Moreover, all parties hereto acknowledge that the provisions of Sections 5.02 and 6.08 hereof are for the benefit of the holders of Allowed Class 7 Claims and Allowed Class 8 Claims, and that the Class 8 Trustee, on behalf of and for the benefit of the holders of Class 8 Trust Certificates, shall be a third party beneficiary of, and entitled to enforce the provisions of, Sections 5.02 and 6.08 of this Indenture; provided, that the sole and exclusive remedy for such enforcement shall be the collection or attachment of any excess Securities or excess payment amounts as described in this Section 5.02 and any injunctive relief related to such collection or attachment, which if enforced against the Trustee shall be limited solely to such res and directed against the Trustee solely in its capacity as trustee hereunder (and not in any other capacity, whether individually or otherwise) and the Trustee shall have no other liability or obligation whatsoever to the Class 8 Trustee or any beneficiaries of the Class 8 Trust with respect to such excess Securities or excess payment amounts. Any requirement of a bond or other security in connection with any such action for collection, attachment or injunctive relief is hereby waived by the parties hereto, to the maximum extent permitted by applicable law. The provisions of Sections 5.02 and 6.08 hereof shall be deemed to be a estipulación en favor de otro (a stipulation in favor of a third party) pursuant to the terms of Article 1506 of the Colombian Civil Code, which the Class 8 Trustee accepts by accepting the Peso Notes and other distributions pursuant to the Plan. As a consequence, notwithstanding anything in this Indenture or the Securities to the contrary, the provisions of Sections 5.02 and 6.08 hereof may not be amended, modified or terminated (except if such termination occurs as a result of the payment in full of the Peso Notes) without the express written consent of the Class 8 Trustee.

ARTICLE 6.

DEFAULTS AND REMEDIES.

     Section 6.01 Events of Default.

     An “Event of Default” occurs if:

     (1) The Company fails to pay interest or any other amounts (other than Principal) due under this Indenture or the Securities when the same becomes due and payable and such failure continues for a period of 30 days;

     (2) The Company fails to pay the Principal of any Security when the same becomes due and payable;

     (3) The Company or any of its subsidiaries fails to comply with any of its other obligations contained in the Securities, this Indenture or, to the extent the same concern the rights of any Holder, the Plan, and such failure continues for the period and after the Notice (if applicable) specified in this Section 6.01 below;

     (4) The Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

     (A) Commences a voluntary case;

     (B) Consents to the entry of an order for relief against it in an involuntary case;

     (C) Consents to the appointment of a Custodian of it or for all or substantially all of its property; or

     (D) Makes a general assignment for the benefit of its creditors; or

     (5) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) Is for relief against the Company or the Guarantor in an involuntary case;

     (B) Appoints a Custodian of the Company or the Guarantor or for all or substantially all of its property; or

     (C) Orders the liquidation of the Company or the Guarantor, and the order or decree remains unstayed and in effect for 60 days.

     (6) There occurs (A) any default or event of default permitting acceleration under the Peso Notes or the Class 8 Trust Agreement, or (B) any acceleration of any obligations thereunder (unless such acceleration is subsequently rescinded in accordance with the provisions of the Peso Notes and the Class 8 Trust Agreement).

     (7) One or more final, non-appealable judgments or orders exceeding $20,000,000 in the aggregate (net of amounts covered by insurance or bonded) for the payment of money are entered against the Company and/or the Guarantor and such judgment or judgments or order or orders are not satisfied, stayed, annulled or rescinded within 30 days of being entered.

     (8) The Company and its subsidiaries (taken as a whole) terminate or suspend for forty-five (45) consecutive days substantially all of their normal business operations.

     (9) There occurs any violation of the provisions of Article 5 or Section 6.08 hereof, and such violation is not cured within the period and after the Notice (if applicable) specified in this Section 6.01 below.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body; provided, however, a Default under Section 6.01(3) above that is objectively capable of being cured is not an Event of Default until the Trustee or Requisite Holders give Notice to the Company and the Trustee of the Default, and the Company does not cure the Default, or it is not waived, within 60 days after receipt of the Notice; provided further, that notwithstanding the immediately preceding proviso and Section 6.01(3) hereof, a Default under Section 6.01(9) above that is objectively capable of being cured is not an Event of Default until the Trustee or Requisite Holders give Notice to the Company and the Trustee of the Default, and the Default is not cured, or it is not waived, within 30 days after receipt of the Notice. Any such Notice pursuant to this Section 6.01 must specify the Default, demand that it be remedied to the extent consistent with law, and state that the Notice is a “Notice of Default.” As used herein, the term “Bankruptcy Law” means title 11 of the U.S. Code or any similar federal, state, or foreign law for the relief of debtors, and the term “Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     Section 6.02 Acceleration.

     If an Event of Default occurs and is continuing, the Trustee by Notice to the Company, or the Requisite Holders by Notice to the Company and the Trustee, may declare the Acceleration Amount with respect to all the Securities to be due and payable; provided, however, that such acceleration will be automatic (without need for Notice) upon the occurrence of any Event of Default under Section 6.01(4), Section 6.01(5) or Section 6.01(6)(B)

hereof. Upon such declaration the Acceleration Amount will be due and payable immediately. The Majority Holders by Notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. The Company shall, in any event, pay all reasonable expenses of the Trustee in relation to the foregoing, and the Company shall promptly deliver to all Holders and the Creditors Representative an Officer’s Certificate regarding any such rescission and related cure or waiver.

     Section 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue, and if so directed by the Requisite Holders (subject to Section 6.05) shall pursue, any available remedy to collect the payment of Principal or interest due and payable on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04 Waiver of Past Defaults.

     The Majority Holders by Notice to the Trustee may waive an existing Default and its consequences except:

     (1) A Default in the payment of the Principal of or interest on any Security; or

     (2) A Default with respect to a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected.

     Section 6.05 Control by Majority.

     The Majority Holders may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.

     Section 6.06 Limitation on Suits.

     A Holder may pursue a remedy with respect to this Indenture or the Securities at any time after the stated maturity of the Securities, and otherwise only if:

     (1) The Holder gives to the Trustee Notice of a continuing Event of Default;

     (2) The Requisite Holders make a written request to the Trustee to pursue the remedy;

     (3) The Trustee either (i) gives to such Requisite Holders Notice it will not comply with the request, or (ii) does not comply with the request within 30 days after receipt of the request; and

     (4) The Majority Holders do not give the Trustee a written direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a Notice under Section 6.06(3)(i) above or the expiration of the period described in Section 6.06(3)(ii) above.

No Holder shall use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     Section 6.07 Rights of Holders To Receive Payment.

     Except as expressly provided in Section 6.06 hereof, the right of any Holder of a Security to receive payment of Principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder. Nothing in this Indenture limits or defers the right or ability of any Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

     Section 6.08 Priorities.

     During the continuance of an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture will be paid in the following order:

     (1) First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07 hereof;

     (2) Second: to holders of Senior Debt to the extent, if any, that the Holders have expressly subordinated the Securities in their right of payment to such Senior Debt, as contemplated by Section 2.12 hereof;

     (3) Third: to the Class 8 Trustee, to the extent of any excess payment amounts as described in Section 5.02 hereof, pursuant to the instructions of the Creditors Representative with respect to any such excess amounts, which instructions the Trustee shall solicit prior to making any payments pursuant to the immediately succeeding paragraphs (4) or (5) of this Section 6.08;

     (4) Fourth: to the Holders for amounts due and unpaid on the Securities for Principal, interest and any other amounts due on the Securities, ratably among the Holders of the Dollar Notes, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively, in the following order of application:

          (i) first, to the Past Due Amounts, until paid in full;

          (ii) second, to the Fixed Principal Amounts in reverse order of maturity, until all Fixed Principal Amounts shall be paid in full; and

          (iii) third, to the Contingent Principal Amounts in direct order of maturity, as valued pursuant to clause (iii) of the definition of Change in Control Amount; and

     (5) Fifth: to the Company or such other Person(s) as may be legally entitled thereto.

The Trustee may fix a record date and payment date for any payment to Holders.

     Each of the Company and the Guarantor further represent and warrant that the Class 8 Trust Agreement includes a provision comparable to this Section 6.08, and each of them covenant that it will ensure that such provision remains in full force and effect for so long as any Securities and any Peso Notes are outstanding.

     Section 6.09 Undertaking for Costs.

     In any suit against the Trustee (i) for any action taken or omitted by it as Trustee, or (ii) for the enforcement of any right or remedy under this Indenture, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

     Section 6.10 Proof of Claim.

     In the event of any Proceeding, the Trustee may (and, if applicable pursuant to the terms of the applicable subordination agreement, the trustee for or holders of Senior Debt may) file a claim for the unpaid balance of the Securities in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained is to be deemed to authorize the Trustee or the holders of Senior Debt to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt to vote in respect of the claim of any Securityholder in any Proceeding.

     Section 6.11 Actions of a Holder.

     For the purpose of providing any consent, waiver, or instruction to the Company or the Trustee, a “Holder” or “Securityholder” includes a Person who provides to the Company or the Trustee, as the case might be, an affidavit of beneficial ownership of a Security, together with a satisfactory indemnity against any loss, liability, or expense to such Party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity); provided, that neither the Company nor any Affiliate of the Company shall be included as a “Holder” or “Securityholder” for purposes of any such consent, waiver or instruction, and any Securities held by any such Person(s) shall not be considered outstanding for any such purpose.

ARTICLE 7.

TRUSTEE.

     Section 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs, except during the continuance of an Event of Default:

     (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (b) The Trustee will not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This Section 7.01(b) does not limit the effect of Section 7.01(a) immediately above;

     (2) The Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

     (4) The Trustee may refuse to perform any duty or exercise any right or power that would require it to expend its own funds or risk any liability if it reasonably believes that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (c) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Paragraphs (a), (b), and (c) of this Section 7.01.

     Section 7.02 Rights of Trustee.

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any Officers’ Certificate or any Opinion of Counsel. The Trustee may also consult with counsel of its selection on any matter relating to the Indenture or the Securities, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such advice of counsel.

          (c) The Trustee may act through agents. However, the Trustee will not be responsible or liable for the misconduct or negligence of any agent it appoints with due care.

          (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including without limitation as an Agent hereunder, either as Registrar and/or as Disbursing or Paying Agent), and each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee may at any time and from time to time request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

     Section 7.03 Individual Rights of Trustee; Disqualification.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     Section 7.04 Trustee’s Disclaimer.

     The Trustee will have no responsibility for the validity or adequacy of this Indenture or the Securities. Moreover, the Trustee will not be accountable for the Company’s use of the proceeds from the Securities, and it will not be responsible for any statements made in respect of the Securities other than Trustee’s authentication of them.

     Section 7.05 Notice of Defaults.

     If a continuing Default or Event of Default is known or made known to the Trustee, the Trustee shall mail to the Holders and the Creditors Representative a Notice of the Default or Event of Default within 10 days after it obtains such knowledge. The Trustee shall mail to all of the Holders and the Creditors Representative copies of: (i) all Notices it receives from any Securityholder under Section 6.06 hereof, (ii) all Notices the Trustee provides to any Securityholder pursuant to Section 6.06(3)(i) hereof, and (iii) all Notices received by the Trustee pursuant to Section 4.04 hereof.

     Section 7.06 Reports by Trustee to Holders.

     If required pursuant to TIA Section 313(a), within 60 days after October 15th of each year, the Trustee shall mail to all Holders and the Creditors Representative a brief report dated as of such reporting date that complies with TIA Section 313(a). The first reporting date is October 15, 2005. The Trustee also shall comply with the other reporting, mailing, and filing provisions of TIA Sections 313(b), (c), and (d).

     Section 7.07 Compensation and Indemnity.

          (a) The Company shall pay to the Trustee from time to time such compensation for its services, including compensation for any Agent capacity in which it serves, as is agreed in writing between the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. Subject to the limitation set forth in Section 7.07(c) below, the Company also shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

          (b) Subject to the limitation set forth in Section 7.07(c) below, the Company and the Guarantor, jointly and severally, shall indemnify, defend, and hold harmless the Trustee from and against any and all loss, liability, damage, claim, or expense, including taxes (other than those based upon, measured by, or determined by the income of the Trustee) incurred by it, including in any Agent capacity in which it serves; provided, however, the Company need not pay for any settlement made without its written consent, which consent it shall not unreasonably withhold. The Trustee shall promptly give the Company Notice of any claim for which it seeks indemnity. The Trustee shall cooperate with the Company in connection with the Company’s defense of any such claim. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel.

          (c) The Company need not reimburse any expense or indemnify against any loss, liability, or expense incurred by the Trustee through gross negligence, willful misconduct, or bad faith.

          (d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have, and the Company hereby grants the Trustee, a lien prior to the lien of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities.

          (e) Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.01(4) or (5) hereof, such expenses and compensation for the Trustee’s services are intended to constitute expenses of administration under any Bankruptcy Law.

ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 7.07 SHALL SURVIVE THE DISCHARGE OF THIS INDENTURE AND THE RESIGNATION OR REMOVAL OF THE TRUSTEE.

     Section 7.08 Replacement of Trustee.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign by giving the Company Notice thereof. The Majority Holders may remove the Trustee by giving the Trustee and the Company Notice thereof. The Company may remove the Trustee if:

     (1) The Trustee fails to comply with Section 7.10 hereof;

     (2) The Trustee is adjudged a bankrupt or an insolvent;

     (3) A receiver or public officer takes charge of the Trustee or its property; or

     (4) The Trustee becomes incapable of acting.

          (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Creditors Representative (or by Majority Holders if the Creditors Representative fails to act within 20 days or if the Majority Holders overrule any determination by the Creditors Representative; and in the absence of timely action by the Creditors Representative or Majority Holders, the Company) shall promptly appoint a successor Trustee. If a successor Trustee is not appointed and does not take office by acceptance of its appointment within 30 days after the retiring Trustee resigns, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office by accepting its appointment within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or, subject to Section 6.09 hereof, the Creditors Representative or any Holder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. At any time within one (1) year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Majority Holders may appoint a successor Trustee to replace such successor Trustee.

          (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee shall mail a Notice of its succession to all of the Holders and the Creditors Representative. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.

     Section 7.09 Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges, converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will become the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10 hereof.

     Section 7.10 Eligibility.

     This Indenture must always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee must always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the minimum capital and surplus required by TIA Section 310(a)(2).

     Section 7.11 Preferential Collection of Claims Against Company.

     Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8.

SATISFACTION AND DISCHARGE.

     Section 8.01 Satisfaction and Discharge of Indenture.

          (a) This Indenture will cease to be of further effect (except as to any surviving rights of indemnification and of registration of transfer or exchange of Securities expressly provided for herein), and the Trustee, on demand of and at expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (1) Either

          (A) All Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07 hereof and (ii) Securities for whose payment in full money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04 hereof) have been delivered to the Trustee for cancellation; or

          (B) All such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one (1) year, and

The Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations for the purpose of paying and sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for Principal (including Contingent Principal Amounts valued in accordance with clause (iii) of the definition of Change in Control Amount) and accrued interest to the date of such deposit and future interest to the stated maturity;

     (2) The Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been fully satisfied.

          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.01 hereof, to the Trustee under Section 7.07 hereof, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to Section 8.01(a)(1) above, the obligations of the Trustee under Section 8.02 hereof shall survive.

     Section 8.02 Application of Trust Funds.

     The Trustee or the Disbursing or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it (or into which such money and U.S. Government Obligations are reinvested) pursuant to Section 8.01 hereof. It shall apply such deposited money and money from U.S. Government Obligations in accordance with this Indenture to the payment of the Principal and interest on the Securities. Money and U.S. Government Obligations so held in trust are not subject to the Trustee’s rights under Section 7.07 hereof.

     Section 8.03 Reinstatement.

     If the Trustee or Disbursing or Paying Agent is unable to apply any money or U.S. Obligations in accordance with Section 8.01 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities will be revived and reinstated as though no deposit had occurred pursuant to this Article 8, until such time as the Trustee or Disbursing or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01 hereof; provided, however, that if the Company makes any payment of Principal of or interest on any Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Disbursing or Paying Agent after payment in full to the Holders.

     Section 8.04 Repayment to Disbursing or Paying Agent.

     The Trustee shall promptly turn over to the Disbursing or Paying Agent upon written request of the Disbursing or Paying Agent or the Creditors Representative any excess money or U.S. Government Obligations held by the Trustee at any time, which thereafter must be distributed by the Disbursing or Paying Agent in accordance with the Plan (whether to the Holders, the holders of Peso Notes, the Company or as otherwise provided in the Plan). The Trustee shall also pay to the Disbursing or Paying Agent upon the written request of the Disbursing or Paying Agent or the Creditors Representative, but subject to the Trustee first having sent 30 days’ written notice to all then Holders of outstanding Securities following such request, any money held by the Trustee for payment of Principal or interest that remains unclaimed for two (2) years after the right to such money has matured, and thereafter any such moneys must be distributed by the Disbursing or Paying Agent in accordance with the Plan. The Creditors Representative shall provide the Disbursing or Paying Agent with instructions regarding the distribution of any moneys received by the Disbursing or Paying Agent pursuant to this Section 8.04, and the Disbursing or Paying Agent will be entitled to rely in good faith on any such instructions.

ARTICLE 9.

AMENDMENTS.

     Section 9.01 Without Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

     (1) To cure any ambiguity, defect, or inconsistency; or

     (2) To make any change that does not adversely affect the rights of any Holder.

     Section 9.02 With Consent of Holders.

     The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Majority Holders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for the Securities). However, without the written consent of each Securityholder affected, an amendment under this Section cannot:

     (1) Reduce the amount of Securities whose Holders must consent to an amendment or waiver;

     (2) Reduce the rate or amount of interest on or change the time for payment of interest on any Security;

     (3) Reduce the Principal of or change the fixed maturity of any Security;

     (4) Make any Security payable in money other than that stated in the Security;

     (5) Waive any payment default in respect of any of the respective Holders’ Securities; or

     (6) Make any change in Section 6.04 hereof, Section 6.07 hereof, or this Section 9.02.

It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it will be sufficient if such written consent approves the substance and all material terms thereof.

     Section 9.03 Compliance with Trust Indenture Act and Section 10.03.

     Every amendment to this Indenture or the Securities must comply with the TIA as then in effect, so long as the Indenture and Securities are subject to the TIA. The Trustee is entitled to, and the Company shall provide, an Opinion of Counsel and Officers’ Certificate that the Trustee’s execution of any amendment or supplemental indenture is permitted under this Article 9.

     Section 9.04 Revocation and Effect of Consents and Waivers.

     (a) A consent to an amendment or a waiver by a Holder of a Security will bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same Debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the

Security if the Trustee receives the Notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver properly becomes effective, it will bind all Holders.

          (b) The Company may fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in Section 9.02 above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the provisions of Section 9.04(a) above, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent will be valid or effective for more than 120 days after such record date.

     Section 9.05 Notice of Amendment; Notation on or Exchange of Securities.

     After any amendment under this Article 9 becomes effective, the Company shall send by domestic or international courier to all Holders and the Creditors Representative a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of an amendment under this Article. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

     Section 9.06 Trustee Protected.

     The Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel, stating than any amendment, supplement, or waiver is authorized by this Indenture and complies with the provisions of this Article 9.

ARTICLE 10.

MISCELLANEOUS.

     Section 10.01 Notices.

     Each and every notice or communication to the respective Parties hereto that is required by this Indenture must be made in writing and sent to the Party to whom directed, at its respective address set forth below, by hand delivery, by a national or international courier service for next Business Day delivery, or by first-class U.S. mail:

Creditors Representative: At such address as the Creditors Representative shall specify by Notice to the Company, the Trustee, and the Holders.

Company: Aerovias Nacionales De Colombia S.A. Avianca Centro Administativo Avenida Calle 26 No. 92-30 Bogotá D.C. Colombia Attention: Chief Financial Officer

Guarantor: Avianca, Inc. 8125 Northeast 53rd Street Miami, Florida 33166 Attention: Chief Financial Officer

Trustee: The Bank of New York 101 Barclay Street Floor 21 W New York, NY 10286 Attention: Global Finance Unit

Any Party by written notice to the other Parties as aforesaid and to the Holders as provided in the next sentence hereof may designate additional or different addresses for subsequent notices. Each and every notice or communication to the Holders that is required by this Indenture must be made in writing and sent by hand delivery, by a national or international courier service for no later than second Business Day delivery, or by first-class U.S. mail to each respective Holder’s address shown on the register kept by the Registrar. (All such written notices and communications addressed and sent to the Parties or Holders in the foregoing manner, collectively, are herein called “Notices”). Failure to mail a Notice to, or any defect in a Notice mailed to, any Holder will not affect the sufficiency of the Notices properly mailed to other Holders. If a Notice is delivered or mailed in the manner provided above within the respective time period for such Notice prescribed in the various provisions of this Indenture requiring that Notice be given, it will be deemed to have been duly given, whether or not the addressee receives it. Whenever the Company mails a notice to the Holders, it shall also deliver or mail a copy thereof to the Trustee and each Agent at the same time.

     Section 10.02 Communication by Holders with Other Holders.

     Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities pursuant to the provisions of, and subject to the requirements, conditions, and limitations imposed by, TIA Section 312(b). The Company, the Trustee, and Registrar and anyone else will have the protection of TIA Section 312(c).

     Section 10.03 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee and the Creditors Representative the following:

     (1) An Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (2) An Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

     Section 10.04 Statements Required in Certificate or Opinion.

     Each Officer’s Certificate or Opinion of Counsel with respect to satisfaction of a condition or compliance with a covenant provided for in this Indenture must include the following:

     (1) A statement that each Person making such certificate or opinion has read such covenant or condition;

     (2) A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) A statement that, in the opinion of such Person, the Person has made such examination or investigation as is reasonably necessary to enable such Person to express an informed opinion as to whether or not such covenant has been complied with or such condition has been satisfied; and

     (4) A statement as to whether or not, in the opinion of such Person, such covenant has been complied with or such condition has been satisfied.

     Section 10.05 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for the taking of actions by, or holding meetings of, Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 10.06 Legal Holidays.

     As used herein, a “Legal Holiday” means a Saturday, a Sunday, or any day on which banking institutions are not required to be open in any place where a payment pursuant to this Indenture or any of the Securities is to be received. If a payment date is a Legal Holiday in any place of payment, the Company, the Trustee, or any Disbursing or Paying Agent may make such payment at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

     Section 10.07 No Recourse Against Others.

     Except to the extent otherwise set forth in the Plan, if any, no director, officer, employee, or stockholder of the Company will, as a result of its capacity as such, have any liability for any of the obligations of the Company under this Indenture or under any of the Securities, for the Company’s Default thereunder or breach of any of the provisions thereof, or for any claim based on, in respect of, or by reason of such obligations or their creation.

     Section 10.08 Variable Provisions.

     The Creditors Representative has appointed the Trustee as the initial Registrar and Disbursing or Paying Agent.

     Section 10.09 Additions, Modifications, and Waivers.

     All additions, modifications, alterations, and amendments hereto, as well as all waivers of any provision hereof (or of any right or remedy conferred hereby), that are permitted by Article 9 of this Indenture must be made by an express written declaration that specifically refers to the provisions hereof in question and that is signed by a duly authorized representative of each of the Parties hereto and by the requisite number of Holders in each instance when required, and a copy of which is contemporaneously delivered by the Company to the Creditors Representative. A written waiver by a Party or the requisite number of Holders at any time will be effective only in that specific instance and only for the precise purpose for which given, and it is not to be construed as a waiver of any other provision, right, or remedy, or as a consent to any similar action in the future.

     Section 10.10 Binding Effect.

     This Indenture is binding upon, and is to inure to the benefit of, each of the Parties, each of the Holders, and each of their respective heirs, executors, administrators, personal representatives, trustees, receivers, successors, and permitted assigns; provided, however, that neither the Company nor the Guarantor may at any time assign any of their respective obligations under this Indenture or in respect of the Securities without the prior written consent of Majority Holders.

     Section 10.11 Entire Agreement.

     This Indenture, the Securities issued by the Company hereunder, and the Company’s Plan of Reorganization contain the entire agreement between and among the Parties and the Holders with respect to the transactions contemplated hereunder and all of the subject matters hereof. The provisions of this Indenture and the form of Security attached hereto as Exhibit A supersede all prior drafts, inquiries, offers, correspondence, understandings, and the like between and among the Parties and the Holders with respect thereto, regardless of whether written or oral.

     Section 10.12 Captions, Severability, and Interpretation.

     The headings and captions set forth herein are for convenience of reference only and are not to be used in construing or interpreting the provisions hereof. Each and every provision hereof is intended to be severable from one another and should be interpreted and construed so as to be valid and enforceable under applicable law to the greatest extent possible. If one or more provisions hereof, or any portion of any provision hereof, is not completely enforceable under applicable law, it is to be interpreted and construed so as to be unenforceable to the most limited extent possible without affecting the enforceability of the remainder of such provision or the remaining provisions hereof. In this connection, the Parties expressly authorize any arbitrator, court, or other competent authority having jurisdiction hereof to modify any such unenforceable provision, or portion thereof, in order that such provision or portion will be enforceable to the fullest extent permitted by applicable law. Each of the Parties hereto have participated equally in the negotiation hereof, and none of the provisions hereof are to be construed more strictly against one of the Parties than against another based upon the rule of construction that a document is to be construed more strictly against the party who actually prepared it.

     Section 10.13 Multiple Counterparts.

     The Parties may execute this Indenture in any number of multiple counterparts, each of which is to be deemed an original, and all of such counterparts together constitute one and the same instrument. One fully executed original hereof is sufficient to prove this Indenture.

     Section 10.14. Governing Law.

     All of the provisions of this Indenture and of the Securities issued by the Company hereunder are in all respects (including, but not limited to, all matters of construction, interpretation, performance, breach, and the consequences of breach) to be governed by and construed in accordance with the internal, substantive laws of the State of New York, without regard to any of its rules or principles concerning any conflicts of laws.

     Section 10.14 Consent To Jurisdiction and Appointment of Agent for Service of Process.

     IN THE EVENT OF ANY DISPUTE ARISING IN CONNECTION WITH THIS INDENTURE AND/OR IN THE EVENT THE TRUSTEE OR ANY HOLDER BRINGS SUIT FOR THE ENFORCEMENT OF ANY RIGHTS OR REMEDIES ARISING UNDER THIS INDENTURE, EACH OF THE COMPANY AND THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION AND VENUE OF THE UNITED STATES FEDERAL COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK; AND EACH OF THE COMPANY AND THE GUARANTOR HEREBY WAIVES ALL OBJECTIONS TO THE JURISDICTION AND PROPER VENUE OF SUCH COURTS (INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS OF FORUM NONCONVENIENS). THE COMPANY HEREBY APPOINTS AVIANCA, INC., HAVING OFFICES LOCATED AT 720 5TH AVENUE, 5TH FLOOR, NEW YORK, NEW YORK 10019-4107, AS ITS AGENT FOR SERVICE OF PROCESS.

     Section 10.15 Waiver of Jury Trial.

     EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE (AND, BY ACCEPTANCE OF ANY SECURITY ISSUED PURSUANT TO THIS INDENTURE, EACH SECURITYHOLDER) HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SECURITIES ISSUED PURSUANT HERETO, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, each of the Parties has caused this Indenture to be executed and delivered by its duly authorized respective Officers, effective as of the Effective Date set forth at the beginning hereof.

COMPANY:

AEROVIAS NACIONALES DE COLOMBIA S.A.
AVIANCA

By:

(Authorized Signatory)

(Name and Title) (Please Print)

GUARANTOR:

AVIANCA, INC.

By:

(Authorized Signatory)

(Name and Title) (Please Print)

TRUSTEE:

THE BANK OF NEW YORK

By:

(Authorized Signatory)

(Name and Title) (Please Print)

EXHIBIT A

A-1
(Face of Security)

CUSIP NO.______

AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA

UNITED STATES DOLLAR DENOMINATED NOTE DUE APRIL 30, 2011

No.	$

     For value received, AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA (“Avianca S.A.” or the “Company”), a sociedad anónima (similar to a corporation) organized under the laws of the Republic of Colombia, promises to pay to                                       , or its registered assigns, the minimum fixed principal sum of                                        Dollars ($                                      ) (the “Fixed Principal Amount”), together with accrued interest thereon as stated on the reverse side of this Security, plus the aggregate Contingent Principal Amounts (as defined on the reverse side hereof) that are owing hereunder, if any. The Company shall pay to the Holder hereof all installments of principal and interest owing under this Security in accordance with the provisions set forth herein.

     See the reverse side of this Security, the Indenture (as defined on the reverse side hereof), the Plan of Reorganization (as defined in the Indenture), and the Act (as defined on the reverse side hereof and in the Indenture) for additional provisions of this Security.

Dated:

Trustee’s Certificate of Authentication:
This is one of the Securities issued pursuant to
the provisions of the Indenture.

THE BANK OF NEW YORK, as Trustee

By:

(Authorized Signatory)

(Name and Title) (Please Print)

AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA,
as Issuer

By:

(Authorized Signatory)

(Name and Title) (Please Print)

GUARANTY

     The undersigned Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment and performance of all of the Company’s obligations under this Security and under the Indenture pursuant to which the Company issued this Security.

AVIANCA, INC.

By:

(Authorized Signatory)

(Name and Title) (Please Print)

A-2

(Reverse of Security)

AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA

UNITED STATES DOLLAR DENOMINATED NOTE DUE APRIL 30, 2011

     1. Indenture. Aerovias Nacionales De Colombia S.A. Avianca (“Avianca S.A.” or the “Company”), a sociedad anónima (similar to a corporation) organized under the laws of the Republic of Colombia, issued this Security under a Trust Indenture dated as of           (the “Indenture”) among the Company, as issuer, its wholly-owned subsidiary, Avianca, Inc, a New York corporation, as guarantor (the “Guarantor”, and together with Avianca S.A., “Reorganized Avianca”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”). The terms, conditions, and provisions of this Security include those stated in the Indenture and also those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) (the “Act”), and all provisions of the Indenture and of the Act are hereby incorporated herein by reference as fully as if set forth at length in the text hereof. The Indenture, in turn, incorporates by reference the terms, conditions, and provisions of the Third Modified and Restated Joint Plan of Reorganization of the Company and its wholly-owned subsidiary, Avianca, Inc., as amended, modified or supplemented from time to time (the “Plan” or “Plan of Reorganization”). This Security is subject to all terms, conditions, and provisions of the foregoing, and the Holder of this Security is referred to the Indenture, the Plan of Reorganization, and the Act for a statement of such terms, conditions, and provisions. All capitalized terms used in this Security, but not defined herein, have the same respective meanings as defined in the Indenture, the Plan of Reorganization, and/or the Act.

     2. Principal.

          (a) Fixed Principal Amount. Subject to section 4 below, the Company promises to pay to the Holder of this Security the Fixed Principal Amount of this Security in eight (8) installments on the payment dates set forth below (collectively, the “Fixed Payment Dates”). The amount of each such installment of the Fixed Principal Amount that the Company shall pay on each Fixed Payment Date will be equal to the following specified percentages of the aggregate minimum Fixed Principal Amount set forth on the face of this Security:

Specified % of
Fixed Payment Date	Fixed Principal Amount
June 30, 2005	6.7%
December 31, 2005	9.5%
June 30, 2006	10.0%
December 31, 2006	17.5%
June 30, 2007	11.3%
December 31, 2007	18.8%
June 30, 2008	12.8%
December 31, 2008	13.4%

100%

          (b) Excess Cash Payment. If the Company’s Effective Date Cash Balance (as defined in the Plan of Reorganization) exceeds $45,000,000, the Company is required, by the provisions of the Plan, to make an additional payment to the Holder hereof in an amount equal to the Holder’s Pro Rata share of the aggregate Excess Cash Payment, which is defined by the Plan as meaning twenty-five percent (25%) of the amount, if any, by which the Effective Date Cash Balance exceeds $45,000,000 (the “Excess Cash Payment”); provided that said share of the amount, if any, by which the Excess Cash Payment, if any, exceeds $1,000,000 shall be applied as a prepayment of the installments of interest payable under the Dollar Notes in direct order of maturity. To the extent that the Excess Cash Payment is $1,000,000 or less, such amount will be an additional Principal amount payable hereunder that is in addition to all other amounts owing hereunder and will not be applied toward the payment of any Fixed Principal Amount, any Contingent Principal Amount (if any), or any interest owing hereunder. The Excess Cash Payment is due and payable no more than thirty (30) days after the Effective Date (the “Excess Cash Payment Date”).

          (c) Contingent Principal Amount. In addition to paying the aggregate Fixed Principal Amount of this Security, pursuant to the terms of the Plan of Reorganization, the Company is also obligated, under certain circumstances, to make payments of additional Principal (collectively, all of such additional Principal payments are herein called the “Contingent Principal Amounts”) to the Holder of this Security. The respective amount of each such payment, if any, is dependent upon the consolidated financial performance of Reorganized Avianca and its subsidiary, SAM (as defined in the Plan of Reorganization, and together with Reorganized Avianca, “Reorganized Avianca-SAM”), as measured by their consolidated EBITDA (as defined in the Plan). If the EBITDA of Reorganized Avianca-SAM for each calendar year ending December 31, 2005, through December 31, 2010 (collectively, the “Contingent Payments Measuring Years”) exceeds the amounts specified below, then on April 30 of the immediately succeeding calendar year (collectively, the “Contingent Payment Dates”), the Company is obligated to pay to the Holder of this Security its Pro Rata share of the aggregate Contingent Principal Amounts due to all Holders of all Allowed Class 7 and Class 8 Claims (as defined in the Plan). The annual aggregate Contingent Payment Amounts, if any, to be so distributed is the amount, if any, by which 15% of the consolidated EBITDA of Reorganized Avianca-SAM for the subject Contingent Payments Measuring Year exceeds the total “Fixed Payment Amount” for such year specified in the following schedule:

Calendar Year	Specified Total
Ended December 31	Fixed Payment Amount
2005	$10,000,000
2006	$12,500,000
2007	$12,500,000
2008	$10,000,000
2009	$0
2110	$0

All such Contingent Principal Amounts, if any, paid hereunder will be additional Principal amounts paid hereunder that will be made in addition to all other amounts owing hereunder; and none of such Contingent Principal Amounts will be applied toward the payment of any Excess Cash Payment (if any), any Fixed Principal Amount, any other Contingent Principal Amount (if any), or any interest owing hereunder.

     3. Interest.

          (a) Calculation. The Company promises to pay interest on the unpaid Fixed Principal Amount of this Security that is from time to time outstanding at the simple interest rate of ten percent (10%) per annum. The Company shall pay such interest semi-annually on each of the respective Fixed Payment Dates, commencing June 30, 2005, through December 31, 2008, subject to the provisions for prepayment or postponement of interest contained in sections 2(b), 3(b) and 4 hereof. Interest on the unpaid Fixed Principal Amount of this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any Principal and, to the extent lawful, interest which is not paid when due (whether arising upon maturity, by acceleration or otherwise) will bear interest at the Default Rate. No interest will accrue, and no payment of interest will be made by the Company, on or with respect to any Excess Cash Payment or Contingent Principal Amounts owing under this Security, unless any such amount is not paid when due (in which event, interest will accrue thereon at the rate of ten percent (10%) per annum from the date due until paid in full).

          (b) Credit of a Portion of Excess Cash Payment against Future Interest. The Holder’s Pro Rata share of the amount by which the aggregate Excess Cash Payment exceeds $1,000,000 will be applied as a prepayment of the installments of interest due and payable under this Security in the direct order of their maturity.

          (c) Full Payment of All Interest. If for any reason whatsoever, whether legal, equitable, administrative or otherwise, the Company tenders to the Disbursing or Paying Agent (i) less than the full amount of interest then due to a Holder of this Security or under the Indenture, or (ii) an amount that, upon payment by the Disbursing or Paying Agent of payments on this Security to a Holder (after any required reductions or deductions), is less than the full amount of interest then due to such Holder under this Security or the Indenture, then the Company shall immediately tender to the Disbursing or Paying Agent the amount of such shortfall (and any additional amount necessary to pay any reductions or deductions from such shortfall payment) so that the net

2

amount received by such Holder will not be less than the full amount of interest then due under this Security, the Indenture, and the Plan.

     4. Provision for Incremental Compliance Costs. Notwithstanding the foregoing, (a) payment of interest and, to the extent necessary, a portion of the Fixed Principal Amount otherwise due on December 31, 2007 shall be deferred in an amount equal to the lesser of (i) $1,000,000, and (ii) one-half of any Incremental Compliance Costs as of such date (such lesser amount, the “First Compliance Contribution”), and (b) payment of interest and, to the extent necessary, a portion of the Fixed Principal Amount otherwise due on December 31, 2008 shall be deferred in an amount equal to the lesser of (i) the difference between $2,000,000 and the amount deferred pursuant to the foregoing clause (a), and (ii) the difference between one-half of any Incremental Compliance Costs as of such date and the amount deferred pursuant to the foregoing clause (a) (such lesser amount, the “Second Compliance Contribution”). The amounts so deferred shall not accrue interest or shall bear interest at the legally required minimum rate to avoid imputation of interest, shall in no manner affect the Principal and interest payments otherwise due on subsequent dates, and shall be subsequently payable up to the amounts deferred in accordance with the following schedule:

April 30, 2008 —	an amount equal to one-half of 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $71,602,255;

April 30, 2009 — (A)	first, an amount equal to 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $68,475,255, to the extent of the Second Compliance Contribution, and (B) second, an amount equal to one-half of 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $68,475,255, to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

April 30, 2010 — (A)	first, an amount equal to 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $65,241,127, to the extent of the unpaid portion of the Second Compliance Contribution, and (B) second, an amount equal to one-half of 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $65,241,127, to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

April 30, 2011 — (A)	first, an amount equal to 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $61,896,616, to the extent of the unpaid portion of the Second Compliance Contribution, and (B) second, an amount equal to one-half of 85% of the excess of Reorganized Avianca-SAM’s EBITDA for the immediately preceding fiscal year over $61,896,616, to the extent such excess EBITDA is not applied in accordance with the foregoing clause (A);

provided, that in the event that the amounts specified in such schedule are inadequate to repay the deferred amounts, the Company’s obligation on the unpaid balance of the deferred amounts shall be cancelled on April 30, 2011.

     5. Method of Payment. Principal and interest will be paid to each Person who is a registered holder of this Security at the close of business on the first (1st) day of the month during which the applicable Fixed Payment Date and/or Contingent Payment Date occurs (each a “Record Date”), except as otherwise provided herein or in the Indenture. The Holder hereof must surrender this Security to a Disbursing or Paying Agent to collect the final payment of any amount due hereunder. The Company shall make all payments of Principal and interest owing hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by wire transfer or check payable in such money. The Company may mail a Principal and interest check to a record Holder’s registered address.

     6. Agents. Initially, the Trustee, with offices at 101 Barclay Street, Floor 21W, New York, NY 10286 shall serve as Registrar and Disbursing or Paying Agent. The Creditors Representative may change any such Agent with prior written notice to the Trustee. Subject to certain conditions, the Majority Holders or the Company may change the Trustee.

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     7. Prepayment. The Company may prepay all or any portion of the amounts owing under this Security in accordance with the provisions of Article 3 of the Indenture. The Company may be required to repurchase this Security upon and by reason of a Change in Control.

     8. Notice of Prepayment. Notice of prepayment will be mailed at least thirty (30) days, but not more than sixty (60) days before, the prepayment date to each Holder of Securities to be prepaid at such Holder’s registered address.

     9. Denominations, Transfer, and Exchange. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for prepayment. Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before a selection of Securities to be prepaid.

     10. Persons Deemed Owners. Subject to the provisions of Section 6.11 of the Indenture, the registered Holder of a Security may be treated as its owner for all purposes.

     11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended, and any Default or Event of Default may be waived, with the consent of the Majority Holders, subject to certain exceptions. Without the consent of any Holders of Securities, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder of any Securities.

     12. Successors. When any successor assumes all the obligations of the Company under the Securities and the Indenture in accordance with the provisions thereof, the Company will be released from those obligations, except as provided in the Indenture.

     13. Satisfaction and Discharge Prior to Prepayment or Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of all Principal and interest owing under the Securities to prepayment or maturity as provided in the Indenture.

     14. Defaults and Remedies. Subject to the Indenture, if an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the Requisite Holders may declare all of the Securities to be due and payable immediately. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Majority Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     15. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee, subject to the provisions of the Indenture and the Act.

     16. No Recourse Against Others. Subject to and to the extent set forth in the Plan, a director, officer, employee, or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of any Securities by accepting a Security waives and releases all such liability to the extent set forth in the Plan. The waiver and release are part of the consideration for the issue of the Securities.

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     17. Authentication. This Security will not be valid until authenticated by a manual signature of the Trustee.

     18. Abbreviations. Customary abbreviations may be used in the name of any Holder of any Securities or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Governing Law. All of the provisions hereof are in all respects (including, but not limited to, all matters of construction, interpretation, performance, breach, and the consequences of breach) to be governed by and construed in accordance with the internal, substantive laws of the State of New York, without regard to any of its rules or principles concerning any conflicts of laws.

     20. Consent To Jurisdiction and Appointment of Agent for Service of Process.

     IN THE EVENT OF ANY DISPUTE ARISING IN CONNECTION WITH THIS INDENTURE AND/OR IN THE EVENT THE TRUSTEE OR ANY HOLDER BRINGS SUIT FOR THE ENFORCEMENT OF ANY RIGHTS OR REMEDIES ARISING UNDER THIS INDENTURE, THE COMPANY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION AND VENUE OF THE UNITED STATES FEDERAL COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK; AND THE COMPANY HEREBY WAIVES ALL OBJECTIONS TO THE JURISDICTION AND PROPER VENUE OF SUCH COURTS (INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS OF FORUM NONCONVENIENS). THE COMPANY HEREBY APPOINTS AVIANCA, INC., HAVING OFFICES LOCATED AT 720 5TH AVENUE, 5TH FLOOR, NEW YORK, NEW YORK 10019-4107, AS ITS AGENT FOR SERVICE OF PROCESS.

     21. Waiver of Jury Trial.

     EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE (AND, BY ACCEPTANCE OF THIS SECURITY ISSUED PURSUANT TO THE INDENTURE, THE HOLDER HEREOF) HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SECURITIES ISSUED PURSUANT HERETO, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     22. Copies of Indenture and Plan of Reorganization.

     The Company shall furnish to any Holder of this Security, upon written request and without charge, a copy of (i) the Indenture and/or (ii) the Plan of Reorganization. Requests may be made to: Avianca, 720 5th Avenue, 5th Floor, New York, New York 10019-410.

5

EXHIBIT B

Prepayment formula

(I) Prepayment in full - In the event of prepayment of all outstanding Securities in full, the “Prepayment Amount” shall equal the sum, without duplication, of:

(a) Past due amounts: All past due payments of Principal and all accrued and unpaid interest (including Default Rate interest) and any other past due amounts on all outstanding Securities (collectively, the “Past Due Amounts”) as of the date of prepayment (the “Prepayment Date”); plus

(b) Fixed Principal Amounts plus prepayment premium:

(1)	All Fixed Principal Amounts of all outstanding Securities (other than Past Due Amounts), plus

(2)	A prepayment premium (the “Prepayment Premium”) equal to the greater of (x) 50% of the amount, if any, by which (i) the sum of the present values of all Interest Differential amounts exceeds (ii) the Refinancing Expenses; and (y) the amount set forth in the Minimum Premium Schedule below.

For purposes of the foregoing:

(A)	“Refinancing Indebtedness” shall mean any Indebtedness incurred to finance all or a portion of the Prepayment Amount.

(B)	The “Plan Rate” is the interest rate of the Securities, and the “Refinancing Rate” shall be equal to: (i) the interest rate on the Refinancing Indebtedness, if any (which, if a floating or adjustable rate, shall be the rate as of the Prepayment Date), less four percent (4%) if the Refinancing Indebtedness is denominated in Colombian or Brazilian currency; or, (ii) in the absence of any Refinancing Indebtedness, the prime rate as announced by JPMorgan Chase Bank on the Prepayment Date.

(C)	“Refinancing Expenses” shall mean any reasonable expenses incurred by the Company in conjunction with the Refinancing Indebtedness that consist of up-front commitment, origination or placement fees paid to the lender of the Refinancing Indebtedness (including those deemed paid by addition to the initial loan balance), reimbursement of such lender’s reasonable expenses, and the Company’s reasonable, out-of-pocket legal fees.

(D)	The “Interest Differential” shall be calculated for each period from the Prepayment Date through the next Fixed Payment Date and from each Fixed Payment Date to the subsequent Fixed Payment Date (each such period a “Fixed Payment Period”), through and including the final Fixed Payment Date (December 31, 2008), and shall equal:

(i)	The gross amount of interest that would, in the absence of the prepayment, accrue on the Securities at the Plan Rate (the “Plan Interest”) during a Fixed Payment Period; less

(ii)	The gross amount of interest that would accrue on the Prepayment Amount (the “Refinancing Interest”) during such Fixed Payment Period, assuming the entire Prepayment Amount were financed at the Refinancing Rate; provided that any Past Due Amounts shall be subtracted from the Prepayment Amount for purposes of calculating the Refinancing Interest.

(E)	The Interest Differential for each Fixed Payment Period shall be discounted at the Refinancing Rate from the last date of such period (i.e. the applicable Fixed Payment Date) to the Prepayment Date. The sum of all such present values shall be “the sum of the present values of all Interest Differential amounts” for purposes of subsection (I)(b)(2)(x)(i).

(F)	The amount in subsection (I)(b)(2)(y) above shall be set according to the following schedule (the “Minimum Premium Schedule”), subject to pro-rata reduction in the event of a partial prepayment in accordance with section (II) below:

(i)	for a Prepayment Date on or prior to December 31, 2005, the pro rata portion allocable to the Securities out of $437,500;

(ii)	for a Prepayment Date after December 31, 2005 and on or prior to December 31, 2006, the pro rata portion allocable to the Securities out of $287,500;

(iii)	for a Prepayment Date after December 31, 2006 and on or prior to December 31, 2007, the pro rata portion allocable to the Securities out of $137,500; and

(iv)	for a Prepayment Date after December 31, 2007, $0;

provided, that the above pro rata allocations shall be based on the aggregate unpaid balances of the Fixed Principal Amounts due under the Dollar Notes and the Peso Notes;

plus

(c) Contingent Principal Payments: the value of any unpaid Contingent Principal Amounts of the Securities, valued according to clause (iii) of the definition of Change in Control Amount, with the Prepayment Date substituted for the Change in Control Date in such definition.

(II) Partial prepayment -

(a) Compliance with Indebtedness Covenants. The financing of any partial prepayment shall be subject to the covenants restricting Indebtedness under Section 4.03(a)(4) of the Indenture.

(b) Application of Partial Prepayment Amount.: In the event of a partial prepayment of the Securities, the aggregate amount proposed to be applied by the Company toward such partial prepayment (the “Partial Prepayment Amount”) shall be applied on a ratable basis among all outstanding Securities as follows:

(1)	first, to the Past Due Amounts, until paid in full;

(2)	second, to (i) the Fixed Principal Amounts in reverse order of maturity and (ii) the associated Partial Prepayment Premium, until all Fixed Principal Amounts and Partial Prepayment Premium shall be paid in full; and

(3)	third, to the Contingent Principal Amounts in direct order of maturity, as valued pursuant to clause (iii) of the definition of Change in Control Amount, and any such prepayment (a “Partial Contingent Payment”) shall be applied against any later payments of the Contingent Principal Amounts, if any, in direct order of maturity, in an amount equal to the Partial Contingent Payment plus 10% per annum of the Partial Contingent Payment from the date of its payment to the respective Contingent Payment Dates.

(c)	Partial Prepayment Premium. In the event of a partial prepayment, the Holders shall be entitled to a premium (the “Partial Prepayment Premium”) equal to the Prepayment Premium multiplied by a fraction the numerator of which is the aggregate Fixed Principal Amount to be paid out of the Partial Prepayment Amount and the denominator of which is the aggregate Fixed Principal Amount not yet due and payable immediately prior to the Prepayment Date.

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EXHIBIT C

     SUBORDINATION AGREEMENT, dated as of                               , 200    , (this “Agreement”), among Aerovias Nacionales de Colombia S.A. Avianca (“Avianca”), Avianca, Inc. (“Avianca Inc.” and together with Avianca, the “Debtor”), [                subsidiary                   ] (“Subsidiary”), Bank of New York, as trustee (the “Class 7 Trustee”), and Fiducor S.A., as trustee (the “Class 8 Trustee,” and together with the Class 7 Trustee, the “Trustees”).

     WHEREAS, Avianca, Avianca Inc., and the Class 7 Trustee are parties to the Trust Indenture dated as of December      , 2004 (the “Class 7 Indenture”);

     WHEREAS, Avianca is the direct obligor and Avianca Inc. is the guarantor with respect to the securities issued pursuant to the Class 7 Indenture (the “Securities”) and is otherwise liable for the amounts set forth in the Indenture and the Securities, all in accordance with the terms of the Class 7 Indenture and the Securities (all such liabilities of Avianca and Avianca Inc., the “Class 7 Senior Debt”);

     WHEREAS, Avianca is the settlor and the Class 8 Trustee is the trustee under the Contrato de Fiducia Mercantil (Trust Agreement), dated as of December       , 2004 (the “Class 8 Trust Agreement”);

     WHEREAS, Avianca is the obligor with respect to the peso-denominated notes issued pursuant to the Class 8 Trust Agreement (the “Peso Notes”) and is otherwise liable for the amounts set forth in the Class 8 Trust Agreement and the Peso Notes, all in accordance with the terms of the Class 8 Trust Agreement and the Peson Notes (all such liabilities, the “Class 8 Senior Debt,” and together with the Class 7 Senior Debt, the “Senior Debt”);

     WHEREAS, Subsidiary, is a [subsidiary/affiliate] of Avianca and a [subsidiary/affiliate] of Avianca Inc.;

     WHEREAS, pursuant to the Indenture, Avianca and Avianca Inc. each agreed to execute with the subsidiaries of each of them, and to cause each of their respective subsidiaries to execute, a subordination agreement in the form hereof;

     WHEREAS, Avianca or Avianca Inc. may have incurred or may in the future incur Indebtedness (as defined below) to Subsidiary;

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) “Indebtedness” means, with respect to any entity, without duplication, (a) all indebtedness of such entity for borrowed money (however evidenced) or for the purchase price of property or services payment for which is deferred, but excluding obligations incurred for goods or services furnished or sold in the ordinary course of business, (b) all Purchase Money Indebtedness and Capital Lease Obligations (each as defined in the Indenture), (c) all Attributable Debt (as defined in the Indenture), and (d) the net proceeds of the sales of any receivables;

     (b) “Subordinated Claims” means any and all Indebtedness owed by Avianca or Avianca Inc. to Subsidiary.

     2. Subsidiary hereby agrees that all of its right, title and interest in and to the Subordinated Claims, including the payment of any amount owed in respect thereof, shall be subordinate and junior in right of payment to the rights of the Trustees in respect of the Senior Debt on the terms set forth below.

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     3. Upon any acceleration of the Senior Debt (and soley until such acceleration shall be rescinded, if ever) or upon any payment by the Debtor or distribution of the assets of the Debtor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Debtor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, concordato preventivo, acuerdo de reestructuración (under Law 550 of 1999) or other proceedings or assignment for the benefit of creditors, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money or money’s worth, in accordance with its terms, before any payment is made on account of the principal or interest on the Subordinated Claims; and upon any such acceleration or dissolution, winding-up, liquidation or reorganization, any payment by the Debtor, or distribution of assets of the Debtor of any kind character, whether in cash, property or securities, to which Subsidiary would be entitled but for this Agreement, shall be paid by the Debtor or by any receiver making such payment or distribution directly to the Trustees or their representative or representatives, ratably as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in money or money’s worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to Subsidiary on account of the Subordinated Claims.

     4. In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Debtor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Subsidiary before all Senior Debt is paid in full, or provision is made for such payment in money or money’s worth in accordance with its terms, such payment or distribution shall be paid over or delivered, within the five business days following such payment or distribution to Subsidiary, to theTrustees or their representative or representatives, ratably as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in money or money’s worth in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

     5. For purposes of this agreement, the words “cash, property or securities” shall not be deemed to include securities of the Debtor as reorganized or readjusted, or securities of the Debtor or any other person provided for by a plan or reorganization or adjustment, the payment of which is subordinated at least to the extent provided in the foregoing subordination provisions with respect to the Subordinated Claims to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment.

     6. Subject to the payment in full of all Senior Debt, the Subsidiary shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of the Debtor applicable to the Senior Debt until the principal of and interest on the Subordinated Claims shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which Subsidiary would be entitled except for the foregoing subordination provisions and no payment over pursuant to the provisions of such subordination provisions to or for the benefit of the holders of Senior Debt by Subsidiary, shall, as between the Debtor, its creditors other than holders of Senior Debt, and Subsidiary, be deemed to be a payment by the Debtor to or on account of the Senior Debt. It is understood that the foregoing subordination provisions are and are intended solely for the purpose of defining the relative rights of Subsidiary, on the one hand, and the holders of the Senior Debt, on the other hand.

     7. Nothing contained in this agreement is intended to or shall impair, as between the Debtor, its creditors other than the holders of Senior Debt and Subsidiary, the obligation of the Debtor, which is absolute and unconditional, to pay to the Subsidiary the principal of and interest on the Subordinated Claims as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Subsidiary and creditors of the Debtor other than the holders of the Senior Debt, nor shall anything herein or therein, except as in the foregoing subordination provisions, prevent Subsidiary from exercising all remedies otherwise permitted by applicable law for the enforcement of the Debtor’s obligations hereunder, subject to the rights, if any, under this agreement of the holders of Senior Debt in respect to cash, property or securities of the Debtor received upon the exercise of any such remedy.

     8. Prior to the payment in full in money or money’s worth of all Senior Debt, Subsidiary will not enforce any judgment on the Subordinated Claims, whether by levy, garnishment, or otherwise, provided that

9

nothing contained in the foregoing subordination provisions shall be deemed to prevent Subsidiary from accelerating the maturity of the Subordinated Claims in accordance with the terms thereof or accepting payment on the Subordinated Claims in accordance with the terms thereof.

     9. This Agreement may not be amended with respect to the rights or obligations of any party hereto other than pursuant to a written amendment signed by such party. The rights and duties of the Class 7 Trustee and the Class 8 Trustee hereunder and under any powers of attorney executed in connection herewith may be assigned in whole or in part to a successor trustee or the Creditors Representative (as defined in the Indenture), pursuant to the provisions of the instruments governing such entities, as applicable, and in such event Avianca, Avianca Inc. and Subsidiary shall execute all documents (including without limitation any powers of attorney or similar instruments) and take all actions as are reasonably requested by such successor trustee or successor Creditors Representative, as applicable, to effect any such assignment. No right of subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Debtor or by any act or failure to act, in good faith, by any holder of the Senior Debt, or by any noncompliance by the Debtor with the terms, provisions and covenants of any agreement from which the Subordinated Claims shall have arisen, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     10. This Subordination Agreement is separate and independent from the SAM Subordination Agreement (as defined in the confirmed Chapter 11 Plan of the Debtor) and does not apply to the “Claim” as defined therein, notwithstanding anything herein to the contrary.

[Signatures on Next Page]

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     In witness whereof, the undersigned have executed this agreement by their duly authorized officers the day and year indicated below their respective signatures.

AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA

By:

(Authorized Signatory)

(Name and Title) (Please Print)

AVIANCA, INC.

By:

(Authorized Signatory)

(Name and Title) (Please Print)

THE BANK OF NEW YORK

By:

(Authorized Signatory)

(Name and Title) (Please Print)

FIDUCOR S.A.

By:

(Authorized Signatory)

(Name and Title) (Please Print)

[SUBSIDIARY]

By:

(Authorized Signatory)

(Name and Title) (Please Print)

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